UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MACROMEDIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 20, 2005

To Our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Macromedia, Inc. to be held at 601 Townsend Street, San Francisco, California 94103, on Monday, July 18, 2005, at 12:00 noon P.D.T.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of Macromedia, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Elizabeth A. Nelson
Executive Vice President, Chief Financial Officer and Secretary

Macromedia, Inc.

601 Townsend Street

San Francisco, California 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Macromedia, Inc. (the “Company”) will be held at 601 Townsend Street, San Francisco, California 94103, on Monday, July 18, 2005, at 12:00 noon P.D.T. for the following purposes:

1.	To elect directors of the Company, each to serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal. The Company’s Board of Directors intends to present the following nominees for election as directors:

Robert K. Burgess	William H. Harris, Jr.
Charles M. Boesenberg	Donald L. Lucas
Stephen A. Elop	Elizabeth A. Nelson
John (Ian) Giffen	Timothy O’Reilly
Steven Gomo	William B. Welty

2.	To consider and vote upon a proposal to approve the amendment to the Company’s 2002 Equity Incentive Plan (the “2002 Plan”) increasing the number of shares reserved for issuance under the 2002 Plan by 1,500,000 shares, from 3,500,000 shares to 5,000,000 shares and making certain additional amendments to the 2002 Plan.

3.	To ratify the selection of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Only stockholders of record at the close of business on June 9, 2005 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Elizabeth A. Nelson
Executive Vice President, Chief Financial Officer and Secretary

San Francisco, California

June 20, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

i

ii

June 20, 2005

Macromedia, Inc.

601 Townsend Street

San Francisco, California 94103

PROXY STATEMENT

The accompanying proxy is solicited on behalf of the Board of Directors of Macromedia, Inc., a Delaware corporation (the “Company” or “Macromedia”), for use at the Annual Meeting of Stockholders of the Company to be held at 601 Townsend Street, San Francisco, California 94103, on Monday, July 18, 2005, at 12:00 noon P.D.T. (the “Meeting”). Only holders of record of the Company’s Common Stock at the close of business on June 9, 2005 will be entitled to vote at the Meeting. At the close of business on June 9, 2005 (the “Record Date”), the Company had 75,193,297 shares of Common Stock outstanding and entitled to vote. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about June 23, 2005. The Company’s annual report on Form 10-K for the fiscal year ended March 31, 2005 is enclosed with this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Holders of the Company’s Common Stock are entitled to one vote for each share held as of the above Record Date. Shares of the Company’s Common Stock may not be voted cumulatively.

Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Proposal Nos. 2 and 3 require for approval the affirmative vote of the majority of shares of the Company’s Common Stock present in person or represented by proxy at the Meeting and entitled to vote on such proposals. All votes will be tabulated by the inspector of elections appointed for the Meeting who will separately tabulate, for each proposal, affirmative and negative votes, and abstentions. Abstentions will be counted toward a quorum and will have the same effect as negative votes with regard to Proposal Nos. 2 and 3.

If the beneficial owner of shares that are held of record by a broker does not give instructions to the broker as to how to vote the shares, the broker has the authority under stock market rules to vote those shares for or against “routine” matters, such as Proposal Nos. 1 and 3. Where a matter is not considered routine, such as Proposal No. 2 regarding the amendment of the Company’s 2002 Equity Incentive Plan, the shares held by the broker will not be voted without specific instruction from the beneficial owner. These so-called “broker non-votes” would be counted for the purpose of establishing whether a quorum is present, however, they would not be taken into account in determining the outcome of any non-routine proposals.

The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, electronic means or in person. In connection with this Proxy Statement, the Company has retained a proxy solicitation firm, The Altman Group, Inc., to aid in the solicitation process and will pay it a fee of approximately $6,500 for its services, plus any expenses incurred in connection with the solicitation. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders of the Company’s Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of the Company’s Common Stock and request authority for the exercise of proxies. In such cases, the Company, upon the request of such record holders, will reimburse such holders for their reasonable expenses.

REVOCABILITY OF PROXIES

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a written communication delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Meeting, stockholders will elect directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until such directors’ earlier resignation or removal. Ten nominees will be elected at the Meeting to be the ten directors of the Company. Shares represented by the accompanying proxy will be voted for the election of the ten nominees recommended by the Company’s Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to serve as a director or who, for good cause, will not serve as a director.

Directors/Nominees

The names of the nominees, and certain information about them as of June 3, 2005, are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Robert K. Burgess	47	Chairman of the Board of Directors and Executive Chairman of the Company	1996
Charles M. Boesenberg	56	Chairman and Chief Executive Officer of NetIQ Corporation	2004
Stephen A. Elop	41	Chief Executive Officer of the Company	2005
John (Ian) Giffen	47	Corporate Director/Advisor	1997
Steven Gomo(1)	53	Executive Vice President and Chief Financial Officer of Network Appliance, Inc.	2004
William H. Harris, Jr.(1)(2)	49	Private Investor	2002
Donald L. Lucas(1)(3)	75	Venture Capitalist	1992
Elizabeth A. Nelson	44	Executive Vice President, Chief Financial Officer and Secretary of the Company	2005
Timothy O’Reilly	50	Founder and Chief Executive Officer of O’Reilly Media, Inc.	2003
William B. Welty(2)(3)	63	President and Chief Executive Officer of agincourt partners, llc; President and Chief Executive Officer of Action Technologies, Inc.	1993

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Each of the director nominees listed above, except Mr. Boesenberg, Mr. Elop and Ms. Nelson, was elected to be a director at the Company’s Annual Meeting of Stockholders held on July 26, 2004. Mr. Boesenberg was appointed to the Board on December 17, 2004, and Mr. Elop and Ms. Nelson were appointed to the Board on January 19, 2005.

Robert K. Burgess has been a director of the Company since November 1996 and has served as Chairman of the Board since July 1998. Mr. Burgess also served as the Company’s Chief Executive Officer from November 1996 to January 2005, at which time he resigned from his position as Chief Executive Officer of the Company and agreed to serve as Executive Chairman of the Company. Prior to joining the Company, Mr. Burgess worked extensively in the field of high-performance computer graphics, holding key executive positions at Silicon Graphics, Inc., and serving as Chief Executive Officer of Alias Research, Inc. prior to its acquisition by Silicon Graphics, Inc. Mr. Burgess holds a bachelor’s degree from McMaster University.

Charles M. Boesenberg has been a director of the Company since December 2004. Since August 2002, Mr. Boesenberg has served as Chairman of the Board of Directors of NetIQ Corporation, and in April 2004 Mr. Boesenberg was also appointed Chief Executive Officer of NetIQ Corporation. Prior to joining NetIQ Corporation, he was President of Post PC Ventures from March 2000 to December 2001. From December 1998 to February 2000, Mr. Boesenberg served as President and Chief Executive Officer of Integrated Systems, Inc. Mr. Boesenberg currently serves as a member of the Board of Directors of Maxtor Corporation. Mr. Boesenberg holds a bachelor’s degree in mechanical engineering from the Rose Hulman Institute of Technology and a master of business administration degree from Boston University.

Stephen A. Elop has been Chief Executive Officer of the Company and a director of the Company since January 2005. Prior to his current position, Mr. Elop served as Chief Operating Officer of the Company from July 2004 to January 2005, Executive Vice President of Worldwide Field Operations of the Company from April 2001 to January 2005, General Manager, eBusiness Solutions of the Company from December 1999 to April 2001, and Chief Information Officer of the Company from March 1998 to December 1999. Mr. Elop holds a bachelor’s degree from McMaster University.

John (Ian) Giffen has been a director of the Company since July 1997. Mr. Giffen also serves as a director of 724 Solutions, Inc., Sierra Systems, Inc., and Descartes Systems Group, Inc. Since 1996, Mr. Giffen has served as an independent consultant to software and venture capital companies. Mr. Giffen holds a degree in business administration from the University of Strathclyde (Scotland) and is a member of the Canadian Institute of Chartered Accountants and the Institute of the Chartered Accountants of Scotland.

Steven Gomo has been a director of the Company since April 2004. Mr. Gomo serves as Executive Vice President, Finance and Chief Financial Officer of Network Appliance, Inc. Prior to joining Network Appliance, Inc. in August 2002, Mr. Gomo served as Chief Financial Officer of Gemplus International S.A. from November 2000 to April 2002, as Chief Financial Officer of Asera, Inc. from February 2000 to November 2000, and as Chief Financial Officer of Silicon Graphics, Inc. from February 1998 to February 2000. Previously, Mr. Gomo spent 24 years at Hewlett-Packard Company serving in various positions including finance, financial management, manufacturing and general management. Mr. Gomo holds a bachelor’s degree from Oregon State University and a master of business administration degree from Santa Clara University.

William H. Harris, Jr. has been a director of the Company since May 2002. Mr. Harris also currently serves as a director of EarthLink, Inc. and WebSideStory, Inc. From October 1999 to May 2000, Mr. Harris served as the Chief Executive Officer of PayPal, Inc. From January 1995 to September 1999, Mr. Harris served as an executive officer, including Chief Executive Officer, at Intuit, Inc. Mr. Harris holds a bachelor’s degree from Middlebury College and a master of business administration degree from Harvard University.

Donald L. Lucas has been a director of the Company since March 1992. Mr. Lucas is also a director of Cadence Design Systems, Inc., DexCom, Inc., Oracle Corporation, PDF Solutions, Inc. and 51job, Inc. Mr. Lucas served as a director of Authorware, Inc. from July 1988 until it merged with Macromind/Paracomp, Inc. to form the Company in March 1992. Since 1967, Mr. Lucas has been actively engaged in venture capital activities as a private individual. Mr. Lucas holds bachelor’s and master of business administration degrees from Stanford University.

Elizabeth A. Nelson has been Executive Vice President, Chief Financial Officer and Secretary of the Company since February 1998, and a director of the Company since January 2005. Ms. Nelson holds a bachelor’s degree from Georgetown University and a master of business administration degree in finance from the Wharton School at the University of Pennsylvania. Ms. Nelson currently serves on the board of CNET Networks, Inc.

Timothy O’Reilly has been a director of the Company since July 2003. Mr. O’Reilly is the founder, Chief Executive Officer and a director of O’Reilly Media, Inc., a private company that is a premier provider and publisher of information relating to leading-edge technologies. Mr. O’Reilly holds a bachelor’s degree in Classics from Harvard College.

William B. Welty has been a director of the Company since April 1993. Mr. Welty served as a director of MacroMind and its successor, Macromind/Paracomp, Inc., from April 1991 to March 1992. Since April 1997, Mr. Welty has been President and Chief Executive Officer of agincourt partners, llc, an investment management firm. Mr. Welty has also been Chief Executive Officer and President of Action Technologies, Inc. since May 1997. From August 1988 to April 1997, Mr. Welty was a general partner of Volpe, Welty and Company, a securities and investment banking firm. Mr. Welty holds a bachelor’s degree from Iowa State University.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF

EACH OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO THE

2002 EQUITY INCENTIVE PLAN

The Board of Directors of the Company (the “Board”) approved the adoption of our 2002 Equity Incentive Plan (the “2002 Plan”) on June 6, 2002, and our stockholders approved such adoption on July 18, 2002. The Board subsequently amended the 2002 Plan in 2003 and 2004 to increase the 2002 Plan’s share reserve, and the stockholders approved such amendments on July 24, 2003 and November 10, 2004, respectively.

As of June 1, 2005, an aggregate of 54,365 shares of our common stock remained available for grant under the 2002 Plan. The Board believes it is important to the continued success of Macromedia that we have available an adequate reserve of shares under the 2002 Plan for use in attracting, motivating and retaining qualified employees.

Stockholders are being asked to approve an amendment to the 2002 Plan to increase the number of shares of the Company’s Common Stock reserved for issuance under the 2002 Plan from 3,500,000 shares to 5,000,000 shares, an increase of 1,500,000 shares. In addition, in furtherance of our commitment to making responsible awards of equity compensation, the amendment would also revise the 2002 Plan to:

1)	provide that Awards issued under the 2002 Plan as Options or as stock appreciation rights shall reduce the number of Shares available for issuance under the 2002 Plan by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award; and

2)	require stockholder approval for the issuance of new Awards in exchange for the surrender and cancellation of outstanding Awards under the 2002 Plan and for the purchase of outstanding Awards with payments in cash, Shares (including restricted stock) or other consideration under the 2002 Plan.

The Board approved the proposed amendment to the 2002 Plan to increase the share reserve on June 9, 2005, with such amendment to be effective upon stockholder approval, and recommends a vote in favor of the proposed additional revisions.

Background for the Amendment

Current Reserve of Stock Options is Insufficient.    The Company, as of the Record Date, had less than 100,000 shares remaining available for grant under all of its current stock option plans. It is the Company’s practice to return to the stockholders’ each year to seek approval for options to be used in the following year to attract, motivate and retain qualified employees. The Company anticipates investing in new business opportunities and sustaining its revenue growth in fiscal year 2006. To do this the Company will need to recruit new talent and retain its current employees with offers of competitive equity compensation. Without additional shares in the 2002 Plan the Company will be challenged in its employee recruitment and retention efforts. With additional shares in the 2002 Plan as a result of this amendment, the Company will be in a stronger position to recruit and retain those employees who are central to our continued success.

Commitment to Making Responsible Awards of Equity Compensation.    In furtherance of our commitment to making responsible awards of equity compensation, stockholders are being asked to approve revisions to the 2002 Plan to provide that Awards issued as an Option or a stock appreciation right under the 2002 Plan shall reduce the number of Shares available for issuance under the 2002 Plan by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award, and to require stockholder approval prior to the issuance of new Awards in exchange for the surrender and cancellation of outstanding Awards under the 2002 Plan and prior to the purchase of outstanding Awards with payments in cash, Shares (including restricted stock) or other consideration under the 2002 Plan. Additionally, in October 2004 we requested that the stockholders approve the following revisions to the 2002 Plan to:

•	remove the ability to reprice stock options and stock appreciation rights under the 2002 Plan without stockholder approval;

•	limit the aggregate number of shares of restricted stock and restricted stock awards to 600,000 shares;

•	put in place minimum vesting schedules for restricted stock and restricted stock units under the 2002 Plan; and

•	remove the right to provide loans and loan guarantees in connection with stock option exercises under the 2002 Plan.

Each of the October 2004 revisions to the 2002 Plan was approved by the stockholders on November 10, 2004.

Prudent Management of Stock Option Program.    Management believes that it has managed the Company’s stock option program prudently, as can be measured by reference to the Company’s Burn Rate and Option Overhang, each described further below.

Burn Rate.    The Company has reduced the size of employee stock option grants significantly from prior years and thereby reduced the Company’s “Burn Rate” to lower levels. The “Burn Rate” is the level of net grants made by Macromedia (i.e., actual grants less cancellations for any given period) divided by the shares outstanding for the period. For the last five fiscal years, the amounts were as follows:

	Grants	Cancellations		Net Grants	Burn Rate %
	(shares in thousands)
FY 2001	7,165	2,427		4,738	8.0%
FY 2002	11,443	9,809		1,634	2.7%
FY 2003	5,144	3,461	(1)	1,683	2.7%
FY 2004	2,879	1,375		1,504	2.1%
FY 2005	3,411	1,178		2,233	2.9%

(1)	Includes 475,560 options that expired under the 1992 Equity Incentive Plan.

For the past four fiscal years the Company has maintained its Burn Rate at below 3%. We expect that we will be able to continue to contain our Burn Rate, while still attracting and retaining our employees. The modest increase in our Burn Rate for fiscal year 2005 is largely attributable to equity awards made to Robert Burgess, Stephen Elop and Elizabeth Nelson, the Company’s Executive Chairman, Chief Executive Officer and Chief Financial Officer, respectively, in connection with changes in their duties and responsibilities in January 2005. Excluding these awards, which related to the first change in the Company’s Chief Executive Officer since 1996, the Burn Rate for fiscal year 2005 would have been 2.1%, the same rate as fiscal year 2004. Furthermore, we believe that our Burn Rate would have been significantly lower in prior fiscal years were it not for the necessary increase resulting from Macromedia’s acquisition of Allaire Corporation in fiscal year 2001 and the rapid growth of our business, which included the hiring of numerous employees prior to fiscal year 2001.

Option Overhang.    The Company also has been focused on reducing the dilution caused by stock option grants, which is referred to as the “Option Overhang”. The Option Overhang is calculated by dividing (A) the sum of all stock options outstanding and available for grant (the “Total Options”) by (B) the sum of the total number of shares of the Company’s Common Stock outstanding and the Total Options (the “Option Overhang”). Below is a graph highlighting the downward trend in Macromedia’s Option Overhang:

Conclusion.    The Board believes that the proposed amendment to the 2002 Plan is in the best interests of the Company because of the Company’s continuing need to provide stock options and other forms of equity compensation to attract and retain quality employees. The current hiring environment is more competitive than in the recent past. Having additional stock options and other forms of equity compensation available to grant under the 2002 Plan will enable the Company to recruit the top talent necessary to enable our Company to achieve continued success in the conduct of our business.

We will continue to monitor changes in the marketplace relating to equity compensation and respond appropriately. We have periodically revised our option grant guidelines in response to evolving market practices and will continue to be vigilant in this regard so that in our efforts to provide competitive equity compensation we match, but do not significantly exceed, prevailing market standards.

Approval of the proposed amendment to the 2002 Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Our executive officers and directors will be eligible to receive awards under the 2002 Plan and therefore have an interest in this Proposal.

For further information, below is a summary of the principal provisions of the 2002 Plan, assuming approval of the above amendment. This summary is qualified in its entirety by reference to the full text of the 2002 Plan, as amended, a copy of which is attached to this Proxy Statement as Appendix A.

2002 Equity Incentive Plan

Background.    The Board adopted the 2002 Plan on June 6, 2002 to enable the Company to provide equity incentives to attract and retain the services of quality individuals, remain competitive in the industry and align the interests of the individuals eligible to participate in the 2002 Plan with those of the stockholders. Stockholders approved the adoption of the 2002 Plan at the annual meeting of stockholders on July 18, 2002. The Board approved the proposed amendment described herein on June 9, 2005, with such amendment to be effective upon stockholder approval. The closing price of the Company’s Common Stock on June 9, 2005 was $43.51 and options with a weighted average exercise price of $19.45 and covering 12,998,208 shares were outstanding on that date.

Shares Subject to the 2002 Plan.    An aggregate of 5,000,000 shares (assuming approval of the above amendment) of the Company’s Common Stock have been reserved by the Board for issuance under the 2002 Plan. If any option granted pursuant to the 2002 Plan expires or terminates for any reason without being exercised in full, or any award terminates without being issued, the unexercised shares released from such option and award will again become available for issuance under the 2002 Plan. Awards issued as an Option or a stock appreciation right shall reduce the number of Shares available for issuance by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award. None of the shares authorized under any of the Company’s other equity incentive plans currently in effect are available under the 2002 Plan. As soon as practicable after the 2005 Annual Meeting of Stockholders of the Company, the Company will (assuming approval of the amendment to the 2002 Plan) register with the Securities and Exchange Commission on a registration statement on Form S-8 the additional 1,500,000 shares that may be issued under the 2002 Plan. No more than 600,000 shares of our Common Stock may be issued as Restricted Stock and Restricted Stock Units under the 2002 Plan.

Administration.    The 2002 Plan is administered by the Compensation Committee of the Board (the “Committee”), the members of which are appointed by the Board. The Committee currently consists of William Harris, Jr. and William Welty, each of whom are “non-employee directors” as that term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to the terms of the 2002 Plan and other than with respect to automatic option grants to non-employee directors, the Committee determines the persons who are to receive awards, the number of shares subject to each such award and the terms, types and conditions of such awards. The Committee also has the authority to construe and interpret any of the provisions of the 2002 Plan or any awards granted thereunder.

In determining whether an award should be made, and/or the vesting schedule for any such award, the Committee may impose whatever conditions to vesting that it determines to be appropriate. For example, the Committee may decide to grant an award only if the participant satisfies performance goals established by the Committee. The Committee may set performance periods and performance goals that differ from participant to participant. The Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Committee may (but is not required to) specify performance goals for the entire company and/or one of our business units. Performance goals may be based on business criteria including: net income, earnings per share, return on equity, or other financial or performance-related measures.

After the end of each performance period, a determination will be made pursuant to Section 162(m) as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by the level of actual performance.

Eligibility.    Employees, officers, directors, independent contractors, consultants and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company (the “Participants”) are eligible to receive stock options, restricted stock awards, restricted stock units, and stock appreciation rights under the 2002 Plan. No person will be eligible to receive more than 2,000,000 shares of our Common Stock in any calendar year under the 2002 Plan, of which no more than 400,000 shares of our Common Stock shall be covered by awards of Restricted Stock and Restricted Stock Units, other than a new employee of the Company, who would be eligible to receive up to 3,000,000 shares of our Common Stock in the calendar year in which such employee commences employment with the Company, of which no more than 600,000 shares of our Common Stock shall be covered by awards of Restricted Stock and Restricted Stock Units. As of June 9, 2005, approximately 1490 employees, officers and directors would have been eligible to receive awards under the 2002 Plan.

Discretionary Stock Option Awards.    The 2002 Plan permits the granting of options that are intended to qualify either as Incentive Stock Options (“ISOs”) or Nonqualified Stock Options (“NQSOs”).

ISOs may be granted only to employees of the Company. In addition to the automatic grants to non-employee directors described below, discretionary stock option awards may be made to directors of the Company. The exercise price for each option granted under the 2002 Plan must be no less than 100% of the fair market value (as defined in the 2002 Plan) of a share at the time such option is granted. In the case of a 10% or greater stockholder, the exercise price must be no less than 110% of the fair market value. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement. The Committee may approve the transfer by gift or domestic relations order of NQSOs to family members of the Participant subject to the terms of the 2002 Plan. No more than 30,000,000 shares (counting reissuances) may be issued pursuant to the exercise of ISOs.

The Committee may not reduce the exercise price of outstanding options under the 2002 Plan or under any other plan maintained by the Company or otherwise reprice or exchange options pursuant to an option exchange program, issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards, or purchase outstanding Awards with payments in cash, Shares (including restricted stock) or other consideration, without the consent of the Company’s stockholders.

The 2002 Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company’s Common Stock either owned for at least six months or purchased in the public market and paid for in the public market and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by waiver of compensation due to or accrued by the Participant for services rendered; (5) by a “same-day sale” commitment; (6) by a “margin” commitment; or (7) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Restricted Stock Awards.    The Committee may grant Participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the 2002 Plan, on such terms, conditions and restrictions as the Committee may determine. The purchase price for such awards is subject to determination by the Committee, and can be paid for with the same types of consideration described for stock options above, except that payment by a same-day sale or a margin commitment is not available for restricted stock awards. As of June 16, 2005, the Committee had granted a total of 300,000 shares of restricted stock under the 2002 Plan.

Restricted Stock Units.    Restricted stock units are awards that typically obligate the Company to issue a specific number of shares of our Common Stock at a future date if the vesting terms and conditions established by the Committee are satisfied, but may provide that we can elect to settle the award in cash. The Committee will determine the number of shares that are subject to such restricted stock units.

Stock Appreciation Rights.    Stock appreciation rights are awards that typically obligate the Company to issue shares of our Common Stock in the future if the vesting terms and conditions scheduled by the Committee are satisfied, and if there has been an appreciation in value of our share price from the date of grant. The Committee determines the terms and conditions of stock appreciation rights. The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Committee may determine. The Committee may choose to grant stock appreciation rights in tandem with the grant of stock options, such that the exercise of either the stock option or the stock appreciation right would cancel the other.

The Committee may not reduce the exercise price of outstanding stock appreciation rights under the 2002 Plan or under any other plan maintained by the Company or otherwise reprice or exchange stock appreciation rights pursuant to an exchange program without the consent of the Company’s stockholders.

Automatic Grants to Outside Directors.    Under the 2002 Plan, each non-employee director of the Company will automatically be granted an option to purchase 60,000 shares of the Company’s Common Stock on the date such non-employee director first becomes a member of the Board (an “Initial Grant”). So long as he or she continuously remains a director of the Company, each such director subsequently will automatically receive a new 60,000 share option grant, reduced by the number of shares subject to options granted to such director that remain unvested as of the date of such subsequent grant, immediately following the annual meeting of the stockholders that occurs on or after the third anniversary of such director’s prior grant (a “Succeeding Grant”). Each member of the Audit Committee will automatically be granted an option to purchase 10,000 shares of the Company’s Common Stock and the chairperson of the Audit Committee will automatically be granted an additional option to purchase 5,000 shares of the Company’s Common Stock on an annual basis (collectively, the “Audit Committee Grant”). Each member of the Compensation Committee will automatically be granted an option to purchase 7,500 shares of the Company’s Common Stock and the chairperson of the Compensation Committee will automatically be granted an additional option to purchase 5,000 shares of the Company’s Common Stock on an annual basis (collectively, the “Compensation Committee Grant” and, together with the Audit Committee Grant, the “Committee Grants”).

Each Initial Grant, Succeeding Grant and Committee Grant will have a term of ten (10) years. The Initial Grant will vest, with respect to 16.67% of the shares, six months after the director begins service and at the rate of 2.78% of the shares each month thereafter, so long as the director continuously remains a member of the Board or a consultant to the Company. Each of the Succeeding Grants will vest at the rate of 2.78% of the shares each calendar month that the applicable director continues to serve on the Board or as a consultant to the Company. Each of the Committee Grants will vest at the rate of 8.33% of the shares each calendar month that the applicable director continues to serve on the corresponding committee and, if applicable, as the chairperson. Such options will be exercisable only to the extent they are vested.

Mergers, Consolidations, Change of Control.

Stock Options, Stock Appreciation Rights and Restricted Stock Units.    In the event of a dissolution, merger, acquisition of more than 50 percent of the Company’s outstanding shares by tender offer, or sale of substantially all of our assets, each outstanding stock option, stock appreciation right and restricted stock unit may be assumed, converted or replaced. If not assumed, converted or replaced, then each such option, stock appreciation right or restricted stock unit will terminate upon the completion of the applicable transaction. The Committee may provide for full or partial vesting acceleration prior to termination of such option, stock appreciation right or restricted stock unit.

Restricted Stock.    In the event of a merger or sale of substantially all of our assets, any Company repurchase or reacquisition right with respect to restricted stock will be assigned to the successor corporation. Any repurchase or reacquisition right that is not assigned to the successor corporation will lapse and the participant will be fully vested in the shares of restricted stock.

Automatic Outside Director Options.    In the event of a change of control of the Company, the automatic stock option grants to outside directors described above will vest 100% immediately upon the change of control without regard to termination of their service as a director.

Substitution or Assumption of Other Awards with Awards Granted Under the 2002 Plan.    The 2002 Plan provides that in the event of an acquisition by the Company, we may grant awards under the 2002 Plan in substitution for, or to effect assumption of, awards granted by the acquired company. The exercise price and shares covered by the target will be reflected in the new award after adjustment pursuant to the Code.

Amendment of the 2002 Plan and Outstanding Awards.    The Board may at any time terminate or amend the 2002 Plan, including amending any form of award agreement or instrument to be executed pursuant to the 2002 Plan or executed and outstanding under the 2002 Plan. Stock options can be amended or modified by the Company’s Compensation Committee at any time and in any respect including reduction of the exercise price so long as it is not less than the exercise price permitted on the date of amendment.

Term of the 2002 Plan.    The 2002 Plan terminates ten years from the date it was last approved by the stockholders, which date is currently November 10, 2014. If Proposal No. 2 to amend the 2002 Plan is approved by the stockholders at the Meeting, the new termination date for the 2002 Plan will be July 18, 2015.

New Plan Benefits.    The following table shows, in the aggregate, the options that were automatically granted to Outside Directors under the 2002 Plan in fiscal year 2005.

Name and Position	Dollar Value ($)	Number of Units
Non-Employee Director Group	Fair Market Value on grant date	235,000

Future awards to executive officers and employees, and any additional future awards to non-employee directors, under the 2002 Plan are discretionary and cannot be determined at this time. We have therefore not included a table reflecting any such awards.

Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE 2002 PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. THIS SUMMARY DOES NOT ADDRESS THE TAX CONSEQUENCES TO FAMILY MEMBERS TO WHOM AN OPTION IS TRANSFERRED OR TO THE PARTICIPANT THAT TRANSFERS THE OPTION. EACH PARTICIPANT, AND FAMILY MEMBER WHO HOLDS AN OPTION HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

Incentive Stock Options.    A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax (“AMT”)). If the Participant holds the stock acquired upon exercise of an ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the Participant disposes of the ISO Shares prior to the expiration of either required holding period described above (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

Alternative Minimum Tax.    The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount ($58,000 in case of a joint return, and $40,250 in the case of an unmarried person, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of the ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of the sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options.    A Participant will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO the Participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant’s exercise price. The included amount will be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant’s salary). Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Restricted Stock Awards.    Restricted stock awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the Participant to defer tax. At the time that tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Units.    A participant will not be taxable upon grant or upon vesting of a restricted stock unit. Instead, he or she will be taxable upon receipt of the shares or cash value of the shares at the time of the distribution of the shares or cash to the participant. The participant may not make an election under Section 83(b) of the Code with respect to any restricted stock unit.

Maximum Tax Rates.    As of January 1, 2005, the maximum rate applicable to ordinary income is 35%. Long-term capital gain on stock held for more than twelve months will be taxed, as of January 1, 2005, at a maximum rate of 15%. Capital gains can be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of the Company.    The Company generally will be entitled to a tax deduction in connection with an award under the 2002 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four other most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of

$1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2002 Plan, setting limits on the number of shares subject to awards that any individual may receive in a calendar year, and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The 2002 Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Required Vote and Board of Directors Recommendation

The affirmative vote of the majority of shares of the Company’s Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required to approve the proposed amendment to the 2002 Plan to increase the number of shares reserved for issuance under the 2002 Plan from 3,500,000 shares to 5,000,000, an increase of 1,500,000 shares and to make such other proposed revisions to the 2002 Plan as described above in this Proposal No. 2. Should stockholder approval not be obtained, the proposed amendment to the 2002 Plan will not be implemented and no awards will be granted on the basis of such amendment. However, the 2002 Plan will remain in effect, and awards may continue to be made pursuant to the provisions of the 2002 Plan until the share reserve is depleted.

Awards such as those provided under the 2002 Plan constitute an important incentive for key employees of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the proposed amendment to the 2002 Plan is essential for us to compete for talent in the highly competitive labor markets in which we operate.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL

OF THE AMENDMENT TO THE 2002 EQUITY INCENTIVE PLAN

PROPOSAL NO. 3—RATIFICATION OF SELECTION

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s Board of Directors, upon the recommendation of its Audit Committee, has selected KPMG LLP as its independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for fiscal 2006, and the stockholders are being asked to ratify such selection. Representatives of KPMG LLP will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions.

Fees Billed by KPMG LLP

The following table presents fees incurred for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal 2004 and fiscal 2005, and other fees billed for services rendered by KPMG LLP, and include “out of pocket” costs incurred in connection with these services.

	2004(1)	2005(1)
Audit Fees	$1,092,506	$2,192,684
Audit-Related Fees (2)	28,000	21,000

Audit and Audit-Related Fees	1,120,506	2,213,684
Tax Fees (3)	250,871	473,092
All Other Fees (4)	38,193	177,808

Total	$1,409,570	$2,864,584

(1)	All audit and non-audit fees must be pre-approved by the Audit Committee. The Audit Committee pre-approved 100% of the audit and non-audit services performed by KPMG LLP for the Company during fiscal 2004 and 2005. The Audit Committee has not authorized a pre-approval waiver for any audit or non-audit fees or services.
(2)	Audit-Related Fees consisted principally of fees for audits of financial statements of certain employee benefit plans and accounting and reporting consultations.
(3)	Tax Fees consisted of fees for tax compliance and international, state, local, and sales tax services.
(4)	All Other Fees in fiscal 2004 consisted of services provided to review customer license usage practices and corporate secretary services furnished to certain international subsidiaries of the Company. All Other Fees in fiscal 2005 consisted of services provided to review system controls following the implementation of the Company’s integrated enterprise resource planning application, which became operational in the first quarter of fiscal 2005.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the Charter of the Audit Committee adopted by the Company’s Board of Directors on January 21, 2003 and available at www.macromedia.com/macromedia/management/corp_governance/. The Audit Committee has delegated authority to grant pre-approvals to the Chair of the Committee, Mr. Lucas, provided that his pre-approval decisions are presented to the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee considered whether the non-audit services rendered by KPMG LLP were compatible with maintaining KPMG LLP’s independence as auditors of the Company’s consolidated financial statements and concluded that they were.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION

OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 1, 2005, with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director/nominee, (iii) each of the Named Executive Officers of the Company (as defined below on page 26) and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
FMR Corp.(2)	7,866,250	10.50%
Robert K. Burgess(3)	1,243,724	1.60%
Elizabeth A. Nelson(4)	598,421	*
Kevin M. Lynch(5)	344,501	*
Stephen A. Elop(6)	309,185	*
Alan S. Ramadan(7)	160,375	*
Thomas E. Hale(8)	101,536	*
William H. Harris, Jr.(9)	87,500	*
Timothy F. O’Reilly(10)	43,201	*
Donald L. Lucas(11)	42,797	*
John (Ian) Giffen(12)	40,000	*
Steven J. Gomo(13)	35,002	*
William B. Welty(14)	32,500	*
Charles M. Boesenberg(15)	11,670	*
All directors and executive officers as a group (15 persons)(16)	3,348,836	4.30%

*	Less than 1%
(1)	Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated below, the address for each person and entity named in the table is: c/o Macromedia, Inc., 601 Townsend Street, San Francisco, California 94103.
(2)	In its Schedule 13G filed on April 11, 2005, FMR Corp. reported sole voting power as to 764,914 shares of the Company’s Common Stock, sole dispositive power as to 7,866,250 shares of the Company’s Common Stock, and beneficial ownership of 7,866,250 shares of the Company’s Common Stock. FMR Corp. listed its principal business address as 82 Devonshire Street, Boston, MA 02109.
(3)	Includes 1,136,591 shares subject to options held by Mr. Burgess that are exercisable within 60 days of June 1, 2005, 75,000 shares subject to a restricted stock award held by Mr. Burgess and 1,176 shares, for which Mr. Burgess has shared voting and dispositive power, held in trust for the benefit of the children of Mr. Burgess. The Company has a right of repurchase with respect to unvested shares subject to the restricted stock award, which lapses January 24, 2009.
(4)	Includes 498,629 shares subject to options held by Ms. Nelson that are exercisable within 60 days of June 1, 2005 and 75,000 shares subject to a restricted stock award held by Ms. Nelson. The Company has a right of repurchase with respect to unvested shares subject to the restricted stock award, which lapses January 24, 2009.
(5)	Includes 333,625 shares subject to options held by Mr. Lynch that are exercisable within 60 days of June 1, 2005.
(6)	Includes 207,916 shares subject to options held by Mr. Elop that are exercisable within 60 days of June 1, 2005 and 100,000 shares subject to a restricted stock award held by Mr. Elop. The Company has a right of repurchase with respect to unvested shares subject to the restricted stock award, which lapses January 24, 2009.

(7)	Represents 160,375 shares subject to options held by Mr. Ramadan that are exercisable within 60 days of June 1, 2005.
(8)	Includes 101,036 shares subject to options held by Mr. Hale that are exercisable within 60 days of June 1, 2005.
(9)	Represents 87,500 shares subject to options held by Mr. Harris that are exercisable within 60 days of June 1, 2005.
(10)	Includes 40,001 shares subject to options held by Mr. O’Reilly that are exercisable within 60 days of June 1, 2005.
(11)	Includes 42,500 shares subject to options held by Mr. Lucas that are exercisable within 60 days of June 1, 2005.
(12)	Represents 40,000 shares subject to options held by Mr. Giffen that are exercisable within 60 days of June 1, 2005.
(13)	Represents 35,002 shares subject to options held by Mr. Gomo that are exercisable within 60 days of June 1, 2005.
(14)	Represents 32,500 shares subject to options held by Mr. Welty that are exercisable within 60 days of June 1, 2005.
(15)	Represents 11,670 shares subject to options held by Mr. Boesenberg that are exercisable within 60 days of June 1, 2005.
(16)	Includes 3,021,294 shares subject to options that are exercisable within 60 days of June 1, 2005.

CORPORATE GOVERNANCE

Overview

Macromedia’s Board of Directors (the “Board”) has adopted, as part of the Macromedia Code of Conduct (the “Code of Conduct”), a series of corporate governance principles applicable to all employees, officers and directors of Macromedia, designed to affirm our high standards of business conduct, and to emphasize the importance of integrity and honesty in the conduct of our business. We believe that the ethical foundations outlined in our corporate governance principles and the Code of Conduct are critical to our ongoing success and the maximization of stockholder value. The Code of Conduct is distributed to all of our employees and is posted on the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

Macromedia’s corporate governance principles include, among other things, the following items:

•	Make business decisions with integrity and honesty;

•	Comply with the laws and regulations in each country in which we do business;

•	Avoid business situations that could cause a conflict of interest;

•	Honor confidentiality obligations to Macromedia and others; and

•	Report any violations of the Code of Conduct.

Board Composition

Macromedia’s Board of Directors is responsible for the supervision of the overall affairs of the Company. In fiscal 2005, the Board was initially comprised of Robert Burgess, John (Ian) Giffen, William Harris, Jr., Steven Gomo, Donald Lucas, Timothy O’Reilly and William Welty, all of whom were elected at the Company’s 2004 Annual Meeting of Stockholders. On December 17, 2004, Charles Boesenberg was appointed to the Board, and on January 19, 2005, Stephen Elop and Elizabeth Nelson were appointed to the Board.

To assist in carrying out its duties, the Board has delegated authority to the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. For more information relating to the duties and composition of these committees, please see the sections below entitled “Board of Directors’ Meetings” and “Board of Directors’ Committees.”

Following our 2005 Annual Meeting of Stockholders, the Board will consist of ten directors. In the interim period between Annual Meetings of Stockholders, the Board has the authority under the Company’s Bylaws to increase or decrease the size of the Board and to fill vacancies.

Director Independence

It is important to Macromedia for investors to have confidence that the individuals serving as independent directors on our Board do not have a relationship with Macromedia that would impair their independence. Under the rules of The NASDAQ Stock Market (the “Nasdaq Rules”), our Board has a responsibility to make an affirmative determination that no such relationships exist. The Nasdaq Rules generally provide that an “independent director” is a person other than an officer or employee of Macromedia or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also provide specific criteria that, if met, disqualify a director from being independent.

The Board has determined that, except for Mr. Burgess, Mr. Elop, Ms. Nelson and Mr. Giffen, each of its directors qualifies as an independent director under the Nasdaq Rules. Mr. Burgess, Mr. Elop and Ms. Nelson are not considered independent because they currently serve as Executive Chairman, Chief Executive Officer and Chief Financial Officer, respectively, of the Company. Mr. Giffen is not considered independent because of the inherent value of a stock option that he received in 1998 for performing consulting services to the Company separate from the services he provided as a member of the Board.

Board of Directors’ Corporate Governance Policies

In October 2004, the Board adopted or amended the following corporate governance policies in order to further strengthen the corporate governance of the Company.

Independent Director Evaluation of Rights Agreement.    The Board adopted a Three-Year Independent Director Evaluation (“TIDE”) policy with respect to the Rights Agreement, dated as of October 25, 2001, and amended on April 17, 2005, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”), or any equivalent agreement to such Rights Agreement then in effect. The TIDE policy requires a committee of the Company’s Board consisting entirely of independent directors to review, at least once every three years, the Rights Agreement in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders. The first TIDE review is anticipated to occur in fiscal 2008. Following each TIDE review, the committee of independent directors will report its conclusions to the full Board, including any recommendation in light of its review as to whether the Rights Agreement should be modified or the Rights issued under the Rights Agreement redeemed.

Director Education.    The Board adopted a director education policy, which requires each of the Company’s directors to attend at least one Institutional Shareholder Services or National Association of Corporate Directors accredited director education course every three years.

Change in Director Employment.    The Board adopted a change in director employment policy, which requires each of the Company’s directors to offer to submit his or her resignation from the Board upon a change in employment. The change in director employment policy is intended to, among other things, enable the Company to maintain an independent Board.

Public Directorships.    The Board adopted a public directorship policy precluding the Company’s directors from serving on the boards of more than six public companies, excluding Macromedia, and precluding the Company’s Chief Executive Officer from serving on the boards of more than two public companies, excluding Macromedia. The public directorship policy is intended to, among other things, ensure that the Company’s directors and Chief Executive Officer are able to fulfill their respective duties and responsibilities to the Company.

Emergency CEO Succession Plan.    The Board adopted an Emergency CEO Succession Plan requiring the designation of a current employee of the Company to serve as the Company’s Chief Executive Officer in the event that the Company’s current Chief Executive Officer unexpectedly becomes unwilling, or, through death or disability, unable, to carry out his duties as the Company’s Chief Executive Officer, with such successor to serve as the Company’s Chief Executive Officer until such time as the Board appoints a new Chief Executive Officer or Interim Chief Executive Officer.

Long-Term Senior Executive Succession Plan.    The Board recommended that the Company adopt a long-term senior executive succession plan in connection with certain key executives, with such plan to be reviewed by the Board on annual basis.

Special Meetings of the Board.    The Board amended the Company’s Bylaws in order to grant any director on the Nominating and Corporate Governance Committee, which is comprised of independent directors, the right to call and chair a special meeting of the Board. Prior to this amendment, special meetings of the Board could only be called by the Chairperson of the Board, the President or a majority of the members of the Board of Directors then in office.

Board of Directors’ Meetings

The Board met eight times during fiscal 2005 and acted by unanimous written consent three times. No incumbent director attended fewer than 75% of the total number of Board meetings held during the period for which he or she was a director.

Board of Directors’ Committees

Standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. No incumbent director attended fewer than 75% of the total number of committee meetings held by committees of the Board on which he or she served during the period that he or she served on such committee.

Audit Committee.    The Audit Committee meets with the Company’s independent registered public accounting firm (the “Auditors”) to review the adequacy of the Company’s internal control systems, financial statements and financial reporting procedures; reviews the general scope of the Company’s annual audit and the fees charged by the Auditors; reviews, approves and monitors the performance of non-audit services by the Auditors; and, from time to time, performs additional functions as may be required by any stock exchange or over-the-counter market upon which the Company’s Common Stock may be listed. The Company’s Audit Committee Charter is available on the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

During fiscal 2005, the Audit Committee met ten times. In fiscal 2005, the Audit Committee was initially comprised of Mr. Giffen, Mr. Harris, Mr. Lucas and Mr. Welty. Mr. Lucas served as the chair of the Audit Committee. On April 26, 2004, Mr. Giffen resigned from the Audit Committee and on the same day the Board appointed Mr. Gomo to serve on the Audit Committee. On July 26, 2004, Mr. Welty resigned from the Audit Committee.

For fiscal 2006, the Audit Committee will be comprised of Mr. Gomo, Mr. Harris and Mr. Lucas, each of whom qualifies as an independent director under the Nasdaq Rules. Mr. Lucas will continue to serve as the chair of the Audit Committee.

Compensation Committee.    The Compensation Committee reviews and approves the compensation of the Company’s directors and executive officers, grants options and other types of equity compensation awards, and reviews and recommends adoption of and amendments to stock option and employee benefit plans of general applicability to the Company’s employees. In November 2001, the Compensation Committee delegated to the Chief Executive Officer the authority to grant options and stock awards to employees of the Company who are not directors, or to officers of the Company who are not subject to Section 16 of the Exchange Act; provided, however, that no such individual award made by the Chief Executive Officer may exceed 250,000 shares or options to purchase more than 250,000 shares of the Company’s Common Stock. The Company’s Compensation Committee Charter is available on the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

During fiscal 2005, the Compensation Committee met eight times and acted by unanimous written consent eight times. In fiscal 2005, the Compensation Committee was comprised of Mr. Welty and Mr. Harris. Mr. Welty served as the chair of the Compensation Committee.

For fiscal 2006, the Compensation Committee will continue to be comprised of Mr. Harris and Mr. Welty, each of whom qualifies as an independent director under the Nasdaq Rules. Mr. Welty will continue to serve as the chair of the Compensation Committee.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies and recommends candidates for the Company’s Board, reviews the corporate governance policies applicable to the Company and considers matters related to conflicts of interest between the Company and any officer, director or other affiliate of the Company. The Company’s Nominating and Corporate Governance Committee Charter is available on the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

During fiscal 2005, the Nominating and Corporate Governance Committee held one meeting. In fiscal 2005, the Nominating and Corporate Governance Committee was comprised of Mr. Lucas and Mr. Welty, each of whom qualifies as an independent director under the Nasdaq Rules.

For fiscal 2006, the Nominating and Corporate Governance Committee will continue to be comprised of Mr. Lucas and Mr. Welty.

Audit Committee Financial Expert

The Company believes that each of the current members of the Audit Committee is an audit committee financial expert (as defined in Item 401 of Regulation S-K of the Exchange Act). In addition, the Company believes that each of the current members of the Audit Committee possesses the financial qualifications required of audit committee members as set forth in the Nasdaq Rules and under the Exchange Act.

Compensation of Directors

The compensation of directors is set by the Company’s Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee acts pursuant to the Charter of the Nominating and Corporate Governance Committee of the Board of Directors of Macromedia, Inc., which was adopted by the Company’s Board on January 21, 2003, and a copy of which can be found in the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

Director Fees and Expenses.    The Company pays an annual retainer fee of $15,000 to each director of the Company who is not an employee of the Company (or of any parent or subsidiary of the Company) (each, an “Outside Director”). Further, each Outside Director is compensated $1,500 for each meeting of the Board attended by such director and is reimbursed for actual business expenses incurred in attending each Board meeting.

Additional fees are paid to directors who serve on a committee of the Board of Directors. Specifically,

•	Each member of the Audit Committee is compensated $1,500 for each meeting of the Audit Committee attended by such member.

•	Each member of the Compensation Committee and of the Nominating and Corporate Governance Committee is compensated $1,000 for each meeting of the respective committee attended by such member.

Director Equity Compensation.    Each Outside Director receives an automatic grant of stock options. The following automatic equity compensation is paid to each Outside Director:

(1) Each Outside Director who first becomes a member of the Board will be automatically granted an option to purchase 60,000 shares of the Company’s Common Stock on the date the Outside Director first becomes a member of the Board (an “Initial Grant”), to be vested over a period of three years, with 16.67% of such shares to be vested six months after such Outside Director begins service and at a rate of 2.78% of such shares each month thereafter; and

(2) Each Outside Director will automatically receive, immediately following the annual meeting of the stockholders that occurs on or after the third anniversary of such Outside Director’s prior grant, a new option to purchase 60,000 shares of the Company’s Common Stock (less the number of unvested option shares then held by such Outside Director), to be vested on a monthly basis over a period of three years (a “Succeeding Grant”).

In addition, directors of the Company who serve on the Audit Committee and/or the Compensation Committee, as the case may be, receive the following additional automatic grant of a stock option:

(1) Each member of the Audit Committee will automatically receive, immediately following the annual meeting of stockholders, an annual 10,000 share option grant, to be vested on a monthly basis over a period of one year;

(2) Each member of the Compensation Committee will automatically receive, immediately following the annual meeting of stockholders, an annual 7,500 share option grant, to be vested on a monthly basis over a period of one year; and

(3) The chair of the Compensation Committee and the chair of the Audit Committee will each receive, immediately following the annual meeting of stockholders, an additional annual 5,000 share option grant, to be vested on a monthly basis over a period of one year.

In addition to the automatic option grants described above, directors are eligible to receive discretionary option grants.

Code of Conduct

All of Macromedia’s employees, officers and directors are responsible for upholding and complying with the standards set forth in the Code of Conduct. The Code of Conduct complies with the listing standards of The NASDAQ National Market. The Code of Conduct is intended to provide our employees, officers and directors with an understanding of the importance of integrity and honesty in the conduct of our business. The Code of Conduct addresses, among other matters, the following:

•	Ethics

•	Human Resources Policies

•	Protection of Property

•	Corporate Communications

•	Securities and Insider Trading

•	Conflict of Interest and Confidentiality

•	Domestic and Foreign Business Practices

•	Antitrust

•	Records Retention

•	Reporting Violations

The Code of Conduct is posted on the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/.

Code of Ethics for Financial Employees

Macromedia also has adopted a Code of Ethics for Financial Employees (the “Code of Ethics”), which applies to the Company’s Chief Executive Officer, Chief Financial Officer and designated employees in the Company’s Finance organization, and complies with the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002. The Code of Ethics is intended to deter wrongdoing and to promote, among other things:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships of the employees to whom the Code of Ethics applies;

•	Complete, objective, relevant, accurate, timely and understandable disclosure in the reports and documents that the Company files with or submits to the SEC and in any other public communications made by the Company;

•	Compliance with rules and regulations of federal, state and local governments, and other appropriate private and public regulatory agencies;

•	Good faith, responsible decisions made with due care, competence and diligence, and without the misrepresentation of material facts or the subordination of independent judgment;

•	Respect for the confidentiality of information acquired in the course of work;

•	Ethical behavior in the work environment;

•	Responsible use and control of Company resources and assets;

•	Prompt internal reporting of violations of the Code of Ethics; and

•	Accountability for adherence to the Code of Ethics.

The Code of Ethics is posted on the Corporate Governance portion of the Company’s public website at www.macromedia.com/macromedia/management/corp_governance/.

Director Nomination Process

Process for Identifying and Evaluating Nominees.    The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying the criteria for selection as a nominee, including the specific qualities or skills being sought based on input from members of the Board and, if appropriate, a third party search firm. The Nominating and Corporate Governance Committee, assisted as appropriate by a third party search firm and the Company’s executives, reviews the candidates’ biographical information and qualifications and checks the candidates’ references. Qualified nominees are interviewed by at least one member of the Nominating and Corporate Governance Committee. Serious candidates meet with all members of the Board. Using the input from such interviews and the information obtained by the Nominating and Corporate Governance Committee, the Committee then evaluates which of the prospective candidates is qualified to serve as a director and whether the Committee should recommend to the Board that the Board nominate, or elect to fill a vacancy with, one or more of these final prospective candidates. Candidates recommended by the Nominating and Corporate Governance Committee are presented to the Board for appointment and/or selection as nominees to be presented for the approval of the stockholders or for election to fill a vacancy.

From time to time, the Nominating and Corporate Governance Committee may use third party search firms to assist in the identification, introduction and assessment of potential nominees to the Board. A third party search firm that was paid for its services was used in connection with the Nominating and Corporate Governance Committee’s recommendation in December 2004 that Mr. Boesenberg be appointed to the Board.

Criteria for Nomination to the Board.    In evaluating director nominees, the Nominating and Corporate Governance Committee is committed to selecting candidates that offer a diversity of backgrounds, experiences and viewpoints. To assist in this regard, the Committee considers the following criteria:

•	Integrity

•	Education

•	Business experience

•	Director experience

•	Commitment to the Company

The Nominating and Corporate Governance Committee may also consider other factors, in addition to those listed above, as it may determine are in the best interests of Macromedia and its stockholders.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and will use the same criteria and processes described above with respect to the evaluation of such nominees. In fiscal 2005, the Company did not receive any stockholder proposals regarding the nomination of directors.

Board of Directors Review Process

The Board has implemented an annual Board of Directors Performance Review Process with the following components:

•	Each director will, on an annual basis, be afforded a reasonable time to assess the overall performance of the Board of Directors.

•	Each assessment will attempt to strike a balance between numerical and narrative evaluation.

•	After the assessments are collected, they will be provided to outside legal counsel who will report the results to the full Board of Directors without attributing opinions, comments or positions to a specific director.

The Board of Directors Performance Review Process covering performance in fiscal 2005 was initiated in April 2004 and was based on a program recommended by the Nominating and Corporate Governance Committee. The Board may also consider such other components, in addition to those listed above, as it may determine are in the best interests of Macromedia and its stockholders.

Stockholder Communications with the Board

Stockholders and other interested parties who wish to communicate with the Company’s Board of Directors should send their correspondence to the Macromedia Board of Directors, c/o Corporate Secretary, 601 Townsend Street, San Francisco, California 94103, or by electronic mail to: corporate-secretary@macromedia.com. Communications may be addressed to the entire Board, to a committee of the Board, or to an individual director. For more information on contacting the Board, you can also visit the Investor Relations section of our public website at www.macromedia.com/macromedia/ir/. The Secretary or the Secretary’s designee will conduct a preliminary review of stockholder communications and decide the timing and appropriate process for providing such communications to the Board, to the committee or to the individual director to whom the communication was addressed.

Director Attendance at the Annual Meeting of Stockholders

The Company believes that there are benefits to having members of the Board attend the Annual Meeting of Stockholders. In 2004, all of the then-current directors attended the Meeting in person. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending the Meeting. As a result, the Board has decided that director attendance at the Meeting should be strongly encouraged, but is not required.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, and certain information about them as of June 3, 2005, are set forth below:

Name	Age	Position
Robert Burgess(1)	47	Executive Chairman
Stephen A. Elop(1)	41	Chief Executive Officer
David C. Bernstein	43	Vice President, Finance
Thomas E. Hale	36	Senior Vice President and General Manager
Kevin M. Lynch	38	Executive Vice President, General Manager and Chief Software Architect
David R. Mendels	39	Executive Vice President and General Manager
Elizabeth A. Nelson(1)	44	Executive Vice President, Chief Financial Officer and Secretary
Alan S. Ramadan	47	Executive Vice President and General Manager

(1)	Additional information with respect to Mr. Burgess, Mr. Elop and Ms. Nelson is set forth under “Proposal No. 1—Election of Directors.”

David C. Bernstein has been Vice President, Finance of the Company since November 2001. Prior to joining the Company, Mr. Bernstein served as Vice President, Finance at Blue Martini Software, Inc. from March 2000 to November 2001. Mr. Bernstein also served in various positions at Autodesk, Inc. from August 1991 to January 2000, including Vice President, Finance-Design Solutions Division, Director, Mergers and Acquisitions and Corporate Controller. Mr. Bernstein holds a bachelor’s degree from Santa Clara University.

Thomas E. Hale has been Senior Vice President and General Manager of the Company since January 2004, and is responsible for products such as Breeze and Contribute that target the business user. Prior to that, Mr. Hale served in various management positions for the Company in product management and marketing. Before joining the Company in 1995, Mr. Hale was Director of Sales and Marketing at Fauve Software. Mr. Hale holds a bachelor’s degree from Harvard University.

Kevin M. Lynch has been an Executive Vice President of the Company since June 2000, initially serving as President of Macromedia Products and currently serving as the Chief Software Architect as well as the General Manager for the Company’s Designer and Developer business. Prior to his current role, Mr. Lynch served as General Manager of Web Publishing from February 1998 to June 2000. Mr. Lynch has been instrumental in shaping the Macromedia technology strategy and product family since joining the Company in 1996. Mr. Lynch studied interactive computer graphics at the University of Illinois.

David R. Mendels has been Executive Vice President of the Company since December 2004, and since January 2004 has served as General Manager of the Company, responsible for the Company’s MX products, including Flex, Flash, Dreamweaver and ColdFusion. Mr. Mendels joined Macromedia in April 1992 and has held numerous sales, marketing and general management positions. Mr. Mendels holds a bachelor’s degree from Wesleyan University and a masters of arts degree from the University of California at Berkeley.

Alan S. Ramadan has been Executive Vice President and General Manager of the Company since December 2004. Prior to his current role, Mr. Ramadan served as the Company’s Chief Marketing Officer from February 2002 to December 2004 and also as the Company’s executive advisor for new business opportunities from October 2001 to February 2002. He also served as a member of the Board of Directors of the Company from December 1999 to July 2002. Prior to joining the Company, Mr. Ramadan served as Chairman of Quokka Sports from November 2000 to October 2001, and as President and Chief Executive Officer from August 1996 to October 2000. On April 27, 2001, Quokka Sports, along with its direct and indirect subsidiaries, filed voluntary petitions for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Northern District of California, San Francisco Division. Mr. Ramadan holds a bachelor’s degree in Computer Science and Applied Mathematics from Monash University.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to or earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of fiscal 2005, 2004 and 2003 by (i) each person who served as the Company’s chief executive officer during fiscal 2005, and (ii) the Company’s four other most highly compensated employees who were serving as executive officers at the end of fiscal 2005 (together, the “Named Executive Officers”). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, whether paid or deferred.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation(1) ($)
Robert K. Burgess Executive Chairman	2005 2004 2003	400,000 400,000 400,000	400,000 352,778 408,426	— — —	2,249,175 — —	(2)	— — 350,000		2,000 2,000 2,000

Stephen A. Elop Chief Executive Officer	2005 2004 2003	303,977 250,000 250,000	247,260 132,292 153,160	— — —	2,998,900 — —	(3)	450,000 50,000 75,000		— — —

Elizabeth A. Nelson Executive Vice President, Chief Financial Officer and Secretary	2005 2004 2003	300,000 300,000 264,063	150,000 132,292 153,160	— — —	2,249,175 — —	(4)	100,000 — 150,000		2,000 2,000 2,000

Alan S. Ramadan Executive Vice President and General Manager	2005 2004 2003	250,000 250,000 222,299	150,000 132,292 68,555	— — —	— — —		— — 300,000		— — —

Thomas E. Hale Senior Vice President and General Manager	2005 2004 2003	200,000 200,000 200,000	197,500 88,747 100,197	— — —	— — —		100,000 — 75,000	(5)	2,000 2,000 2,000

Kevin M. Lynch Executive Vice President, General Manager and Chief Software Architect	2005 2004 2003	250,000 250,000 250,000	141,000 125,531 153,160	— — —	— — —		50,000 500 50,000		— — —

(1)	“All other compensation” represents the Company’s 401(k) plan employer-matching contributions.
(2)	Mr. Burgess was granted a restricted stock award for 75,000 shares of the Company’s Common Stock on January 24, 2005. The value of the restricted stock award shown in the table above is based upon the closing price of $29.99 per share of the Company’s Common Stock on the date of grant as reported on The NASDAQ National Market. The value of the restricted stock award was $2,512,425 (less the exercise price of $0.001 paid per share) as of March 31, 2005, the last trading day of fiscal year 2005, based upon the closing price per share of the Company’s Common Stock of $33.50 on March 31, 2005, as reported on The NASDAQ National Market. Mr. Burgess will be entitled to receive dividends in the event that dividends are paid on shares of the Company’s Common Stock. The restricted stock award vests as to 25% of the shares on January 24, 2006 and the remaining shares vest pro rata over thirty-six monthly installments thereafter. Unvested shares are subject to a right of repurchase by the Company, which lapses January 24, 2009.
(3)

Mr. Elop was granted a restricted stock award for 100,000 shares of the Company’s Common Stock on January 24, 2005. The value of the restricted stock award shown in the table above is based upon the closing price of $29.99 per share of the Company’s Common Stock on the date of grant as reported on The

NASDAQ National Market. The value of the restricted stock award was $3,349,900 (less the exercise price of $0.001 paid per share) as of March 31, 2005, the last trading day of fiscal year 2005, based upon the closing price per share of the Company’s Common Stock of $33.50 on March 31, 2005, as reported on The NASDAQ National Market. Mr. Elop will be entitled to receive dividends in the event that dividends are paid on shares of the Company’s Common Stock. The restricted stock award vests as to 25% of the shares on January 24, 2006 and the remaining shares vest pro rata over thirty-six monthly installments thereafter. Unvested shares are subject to a right of repurchase by the Company, which lapses January 24, 2009.

(4)	Ms. Nelson was granted a restricted stock award for 75,000 shares of the Company’s Common Stock on January 24, 2005. The value of the restricted stock award shown in the table above is based upon the closing price of $29.99 per share of the Company’s Common Stock on the date of grant as reported on The NASDAQ National Market. The value of the restricted stock award was $2,512,425 (less the exercise price of $0.001 paid per share) as of March 31, 2005, the last trading day of fiscal year 2005, based upon the closing price per share of the Company’s Common Stock of $33.50 on March 31, 2005, as reported on The NASDAQ National Market. Ms. Nelson will be entitled to receive dividends in the event that dividends are paid on shares of the Company’s Common Stock. The restricted stock award vests as to 25% of the shares on January 24, 2006 and the remaining shares vest pro rata over thirty-six monthly installments thereafter. Unvested shares are subject to a right of repurchase by the Company, which lapses January 24, 2009.
(5)	Mr. Hale was granted an option to purchase 100,000 shares of the Company’s Common Stock on April 12, 2004. Mr. Hale’s option vests as to 20% of the shares each full year following the date of grant, until the option is vested with respect to 100% of the shares. In addition, the vesting shall be accelerated with respect to all remaining shares upon the achievement by Mr. Hale of previously specified performance targets in fiscal year 2006.

The following table sets forth further information regarding individual grants of stock options during fiscal 2005 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the respective expiration date of such options based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

Option Grants in Fiscal 2005

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted to Employees in Fiscal 2005	Per Share Exercise Price ($/Sh)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name						5%($)	10%($)
Robert K. Burgess	0		0%	$0.00	—	$0.00	$0.00
Stephen A. Elop	50,000		1.8	19.54	4/12/14	614,430	1,557,086
	400,000		14.5	29.99	1/24/15	7,544,220	19,118,535
Elizabeth A. Nelson	100,000		3.6	19.54	4/12/14	1,228,860	3,114,173
Alan S. Ramadan	0		0	0.00	—	0.00	0.00
Thomas E. Hale	100,000	(3)	3.6	19.54	4/12/14	1,228,860	3,114,173
Kevin M. Lynch	50,000		1.8	34.02	2/24/15	1,069,750	2,710,956

(1)	Macromedia stock options were awarded to the Named Executive Officer with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. Macromedia stock options expire ten years from the date of grant or within a predetermined time after the optionee’s termination of employment.

(2)	The 5% and 10% assumed rates of annual compound stock price appreciation are prescribed by rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices.
(3)	Mr. Hale’s option vests as to 20% of the shares each full year following the date of grant, until the option is vested with respect to 100% of the shares. In addition, the vesting shall be accelerated with respect to all remaining shares upon the achievement by Mr. Hale of previously specified performance targets in fiscal year 2006.

The following table sets forth certain information concerning the number and value at March 31, 2005 of unexercised options held by the Named Executive Officers. Mr. Burgess, Mr. Elop, Mr. Hale, Mr. Lynch, Ms. Nelson and Mr. Ramadan exercised stock options during fiscal 2005, and the following table also sets forth the value realized in those option exercises.

Aggregated March 31, 2005 Options Exercised and Option Values

	Shares Acquired on Exercise(#)	Value Realized (1)($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert K. Burgess	413,691	$8,489,904	1,086,591	188,542	$16,888,259	$4,529,205
Stephen A. Elop	150,000	1,961,275	173,541	536,459	3,172,821	3,774,209
Elizabeth A. Nelson	110,907	2,151,391	446,546	179,167	7,284,578	3,304,173
Alan S. Ramadan	101,500	2,012,246	135,375	103,125	3,029,380	2,640,750
Thomas E. Hale	70,000	981,502	72,703	133,854	1,604,295	2,234,866
Kevin M. Lynch	195,000	3,394,202	325,250	80,500	4,640,350	716,931

(1)	“Value Realized” represents the fair market value of the shares underlying the option on the date of exercise less the aggregate exercise price.
(2)	These values have not been realized, and may never be realized. The values are based, with respect to options exercisable for shares of the Company’s Common Stock, on the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Company’s Common Stock on March 31, 2005 of $33.50 per share, as reported on The NASDAQ National Market.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of March 31, 2005, concerning securities authorized for issuance under all equity compensation plans of the Company. This table does not take into account the Amendment to the Company’s 2002 Equity Incentive Plan that is subject to stockholder approval pursuant to Proposal No. 2 hereof:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	7,267,643		$20.74		1,496,612	(2)
Equity compensation plans not approved by security holders(1)	5,577,681	(3),(4)	16.77	(3)	113,017	(5)

Total	12,845,324		$19.01		1,609,629

(1)	Does not include the additional shares that are subject to stockholder approval pursuant to Proposal No. 2 hereof.
(2)	Includes 17,438 shares available for issuance under the Company’s 2002 Equity Incentive Plan, and 1,479,174 shares available for issuance under the Company’s 2003 Employee Stock Purchase Plan, in each case, as of March 31, 2005 and, in each case, other than upon the exercise of options, warrants, or rights. All of the shares available for grant under the Company’s 2002 Equity Incentive Plan may be issued as restricted stock awards.
(3)	Does not include options to purchase an aggregate of 337,321 shares outstanding as of March 31, 2005, with a weighted-average exercise price of $19.35, that were assumed in the Company’s acquisitions of Allaire Corporation, Andromedia, Inc., eHelp Corporation, ESI Software, Inc. and Middlesoft, Inc.
(4)	Reflects options to purchase shares outstanding as of March 31, 2005 that were issued by the Company under the Macromedia, Inc. 1999 Stock Option Plan, the Allaire Corporation 2000 Stock Incentive Plan, the Allaire Corporation 1998 Stock Incentive Plan, the Allaire Corporation 1997 Stock Incentive Plan and the Andromedia, Inc. 1999 Stock Plan, and under non-plan grants.
(5)	Includes 14,223 shares available for issuance under the Macromedia, Inc. 1999 Stock Option Plan, 283 shares available for issuance under the Allaire Corporation 1997 Stock Incentive Plan, 55,541 shares available for issuance under the Allaire Corporation 1998 Stock Incentive Plan, 33,969 shares available for issuance under the Allaire Corporation 2000 Stock Incentive Plan, and 9,001 shares available for issuance under the Andromedia, Inc. 1999 Stock Plan, in each case, as of March 31, 2005 and, in each case, other than upon the exercise of options, warrants or rights. In addition, the Andromedia, Inc. 1999 Stock Plan provides for increase in the number of shares authorized every year by the lesser of (i) 1,000,000 shares, (ii) 5% of the outstanding shares of the Company stock, or (iii) an amount determined by the Board. Since the assumption of the Andromedia, Inc. 1999 Stock Plan, the Company has not increased the number of shares authorized under such plan and does not intend to do so in the future because the Company has determined that it does not have the right to exercise provisions of the Andromedia, Inc. 1999 Stock Plan that would effect an increase in the authorized number of shares under that plan. All of the shares available for grant under the Allaire Corporation 2000 Stock Incentive Plan, the Allaire Corporation 1998 Stock Incentive Plan and the Allaire Corporation 1997 Stock Incentive Plan may be issued as stock appreciation rights, performance share awards, restricted stock awards and other stock-based awards determined by the Committee, and all of the shares available for grant under the Andromedia, Inc, 1999 Stock Plan may be issued as stock purchase rights.

Equity Compensation Plans Not Approved by Security Holders

Macromedia, Inc. 1999 Stock Option Plan

In September 1999 the Board adopted the 1999 Stock Option Plan (the “1999 Plan”). The 1999 Plan was adopted for use in attracting and retaining personnel of companies acquired by the Company, and for inducement grants to newly hired executives. The 1999 Plan has not been approved by the stockholders of the Company.

Shares Subject to the 1999 Plan.    As of March 31, 2005, 2,418,204 shares of the Company’s Common Stock were subject to outstanding options granted, and 14,223 shares remained available for future option grants, under the 1999 Plan. If any option granted pursuant to the 1999 Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the 1999 Plan. The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 1999 Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company (the “Participants”) are eligible to receive stock options under the 1999 Plan. The number of shares subject to options granted to officers of the Company or its subsidiaries may not exceed 40% of all shares subject to options granted under the 1999 Plan.

Stock Option Awards.    The 1999 Plan permits the granting of only Nonqualified Stock Options (“NQSOs”). The option exercise price for each option granted under the 1999 Plan must be no less than 100% of the fair market value (as defined in the 1999 Plan) of a share at the time such option is granted. Options are exercisable within the times and upon the events determined by the Compensation Committee of the Board (the “Committee”) as set forth in the optionee’s option agreement. All options granted under the 1999 Plan expire 10 years from the date of grant, unless the Committee provides for an earlier expiration date.

The 1999 Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the 1999 Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the 1999 Plan. In the event that the successor corporation does not assume or substitute the awards, the awards, including outstanding options, shall expire on such transaction at the time and upon the conditions as the Committee determines.

Macromedia, Inc. Non-Plan Option Grants

Options granted to one hundred one employees of the Company outside of any equity incentive plan adopted by the Company remained outstanding as of March 31, 2005 (“Non-Plan Options”). Such Non-Plan Option grants were made pursuant to the terms of a form Non-Qualified Stock Option Agreement, with each such grant authorized by the Committee. The Non-Plan Option grants have not been approved by the stockholders of the Company.

As of March 31, 2005, there were (i) Non-Plan Options to purchase 1,000,000 shares of the Company’s Common Stock originally granted to Robert Burgess, the Executive Chairman of the Company, with such Non-Plan Options to purchase 13,824 shares remaining outstanding, at an exercise price of $7.78 per share, (ii) Non-Plan Options to purchase 50,000 shares of the Company’s Common Stock originally granted to one individual, with such Non-Plan Options to purchase 20,833 shares remaining outstanding, at an exercise price of $7.80 per share, (iii) Non-Plan Options to purchase 100,000 shares of the Company’s Common Stock originally granted to one individual, with such Non-Plan Options to purchase 50,000 shares remaining outstanding, at an exercise price of $8.17 per share, (iv) Non-Plan Options to purchase 50,000 shares of the Company’s Common Stock originally granted to one individual, with such Non-Plan Options to purchase 25,000 shares remaining outstanding, at an exercise price of $9.06 per share, (v) Non-Plan Options to purchase an aggregate of 75,000 shares of the Company’s Common Stock originally granted to three individuals, with such Non-Plan Options to purchase 56,250 shares remaining outstanding, at an exercise price of $12.13 per share, (vi) Non-Plan Options to purchase 35,000 shares of the Company’s Common Stock originally granted to one individual and remaining outstanding, at an exercise price of $12.26 per share, (vii) Non-Plan Options to purchase an aggregate of 90,000 shares of the Company’s Common Stock originally granted to two individuals, with such Non-Plan Options to purchase 54,792 shares remaining outstanding, at an exercise price of $12.70 per share, (viii) Non-Plan Options to purchase an aggregate of 175,500 shares of the Company’s Common Stock originally granted to ten individual, with such Non-Plan Options to purchase 104,246 shares remaining outstanding, at an exercise price of $12.09 per share, (ix) Non-Plan Options to purchase 60,000 shares of the Company’s Common Stock originally granted to one individual, with such Non-Plan Options to purchase 41,083 shares remaining outstanding, at an exercise price of $16.02 per share, (x) Non-Plan Options to purchase 20,000 shares of the Company’s Common Stock originally granted to one individual, with such Non-Plan Options to purchase 12,500 shares remaining outstanding, at an exercise price of $17.49 per share, (xi) Non-Plan Options to purchase 50,000 shares of the Company’s Common Stock originally granted to one individual, with such Non-Plan Options to purchase 20,000 shares remaining outstanding, at an exercise price of $17.70 per share, (xii) Non-Plan Options to purchase an aggregate of 250,200 shares of the Company’s Common Stock originally granted to fifty seven individuals, with such Non-Plan Options to purchase 101,712 shares remaining outstanding, at an exercise price of $18.25 per share, (xiii) Non-Plan Options to purchase an aggregate of 135,000 shares of the Company’s Common Stock originally granted to two individuals, with such Non-Plan Options to purchase 33,750 shares remaining outstanding, at an exercise price of $18.85 per share, (xiv) Non-Plan Options to purchase an aggregate of 3,400 shares of the Company’s Common Stock originally granted to two individuals and remaining outstanding, at an exercise price of $19.32 per share, (xv) Non-Plan Options to purchase an aggregate of 337,300 shares of the Company’s Common Stock originally granted to ten individuals and remaining outstanding, at an exercise price of $19.38 per share, (xvi) Non-Plan Options to purchase 20,000 shares of the Company’s Common Stock originally granted to one individual and remaining outstanding, at an exercise price of $22.40 per share, (xvii) Non-Plan Options to purchase 20,000 shares of the Company’s Common Stock originally granted to one individual and remaining outstanding, at an exercise price of $26.96 per share, (xviii) Non-Plan Options to purchase an aggregate of 68,000 shares of the Company’s Common Stock originally granted to two individuals and remaining outstanding, at an exercise price of $29.90 per share, (xix) Non-Plan Options to purchase 40,000 shares of the Company’s Common Stock originally granted to one individual and remaining outstanding, at an exercise price of $29.93 per share, (xx) Non-Plan Options to purchase 20,000 shares of the Company’s Common Stock originally granted to one individual and remaining outstanding, at an exercise price of $31.65 per share, and (xxi) Non-Plan Options to purchase 100,000 shares of the Company’s Common Stock originally granted to one individual and remaining outstanding, at an exercise price of $34.91 per share.

Each of the outstanding Non-Plan Options vests (i) 25% of the corresponding shares one year after the date of the respective grant and (i) 2.08% of the shares each month thereafter. The Non-Plan Options are NQSOs and were issued with an exercise price equal to 100% of the fair market value of the corresponding shares of Common Stock on the date of such grant. Further, Non-Plan Options expire, in the event the grantee’s employment is terminated for any reason other than as a result of such grantee’s death or disability, 90 days following such termination of employment and, in the event the grantee’s employment is terminated as a result of such grantee’s death or disability, twelve months following such termination. In addition, the option grant agreement provides for the payment of the exercise price of options by any of the following means: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) by waiver of compensation due or accrued to the corresponding grantee for services rendered to the Company; or (4) by any combination of the foregoing.

Allaire Plans

In connection with the acquisition of Allaire Corporation by the Company, the Company assumed, among others, the (i) Allaire Corporation 1997 Stock Incentive Plan (the “Allaire 1997 Plan”), (ii) the Allaire Corporation 1998 Stock Incentive Plan (the “Allaire 1998 Plan”), and (iii) the Allaire Corporation 2000 Stock Incentive Plan (the “Allaire 2000 Plan” and, together with the Allaire 1997 Plan and the Allaire 1998 Plan, the “Allaire Plans”). The Allaire Plans have been approved by the stockholders of Allaire Corporation prior to the acquisition, but have not been approved by the stockholders of the Company.

Shares Subject to the Allaire Plans.    As of March 31, 2005, (i) 119,534 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 283 shares remained available for future equity incentive awards, under the Allaire 1997 Plan, (ii) 1,401,182 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 55,541 shares remained available for future equity incentive awards, under the Allaire 1998 Plan, and (iii) 561,048 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 33,969 shares remained available for future equity incentive awards, under the Allaire 2000 Plan. If any option granted pursuant to any Allaire Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the corresponding Allaire Plan. The number of shares available for future grant and previously granted but unexercised equity incentive awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the corresponding Allaire Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company are eligible to receive stock options under the Allaire Plans.

Stock Option Awards.    The exercise price of options granted under the Allaire Plans are determined by the Committee, other than the Allaire 1997 Plan which requires exercise price to be no less than 50% of the fair market value (as defined in the Allaire 1997 Plan) of a share at the time such option is granted; provided, however, that the Company does not intend to issue option awards with an exercise price below 100% of the fair market value under the Allaire Plans. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement. All options granted under the Allaire Plans expire 10 years from the date of grant, unless the Committee provides for an earlier expiration date. The Compensation Committee determines the vesting schedule for the options granted.

The Allaire Plans provide for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Other Equity Incentive Awards.    The Allaire Plans provide for the provision of other types of equity-based awards, including stock appreciation rights, performance share awards, restricted stock awards, and other stock-

based awards determined by the Committee. The Company does not intend to provide any type of awards under the Allaire Plans other than the stock option awards described above.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the corresponding Allaire Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the corresponding Allaire Plan. In the event that the successor corporation does not assume or substitute the awards, the awards, including outstanding options, shall expire on such transaction at the time and upon the conditions as the Committee determines, including acceleration of vesting of such awards or, in the case of the Allaire 1997 Plan, for each share covered by the cancelled awards, payment in cash equal to the difference between the fair market value of such share on the date of such cancellation and the exercise price.

Andromedia, Inc. 1999 Stock Plan

In connection with the acquisition of Andromedia, Inc. by the Company, the Company assumed the Andromedia, Inc. 1999 Stock Plan (the “Andromedia Plan”). The Andromedia Plan has been approved by the stockholders of Andromedia, Inc. prior to the acquisition but has not been approved by the stockholders of the Company.

Shares Subject to the Andromedia Plan.    As of March 31, 2005, 195,465 shares of the Company’s Common Stock were subject to outstanding equity incentive awards granted, and 9,001 shares remained available for future equity incentive awards, under the Andromedia Plan. In addition, the Andromedia Plan provides for increase in the number of shares authorized every year by the lesser of (i) 1,000,000 shares, (ii) 5% of the outstanding shares of the Company stock, or (iii) an amount determined by the board. The Company has not increased the number of shares authorized for issuance under the Andromedia Plan and does not intend to do so in the future because the Company has determined that it does not have the right to exercise provisions of the Andromedia, Inc. 1999 Stock Plan that would effect an increase in the authorized number of shares under that plan. If any option granted pursuant to the Andromedia Plan expires or terminates for any reason without being exercised in full, the unexercised shares released from such option will again become available for issuance under the Andromedia Plan. The number of shares available for future grant and previously granted but unexercised equity incentive awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the Andromedia Plan.

Eligibility.    Employees, officers, directors, independent contractors, consultants, and advisors of the Company (and of any subsidiaries and affiliates) whom the Board deems to have potential to contribute to the future success of the Company are eligible to receive stock options under the Andromedia Plan; provided, however, that options to purchase more than 500,000 shares may not be issued to any one individual during any fiscal year.

Stock Option Awards.    The exercise price of options granted under the Andromedia Plan is determined by the Committee; provided, however, that the Company does not intend to issue option awards with an exercise price below 100% of the fair market value. Options are exercisable within the times and upon the events determined by the Committee as set forth in the optionee’s option agreement.

The Andromedia Plan provides for the payment of the exercise price of options by any of the following means, subject to the provisions of the optionee’s option agreement: (1) in cash (by check); (2) by surrender of shares of the Company’s Common Stock owned for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (3) where permitted by applicable law and approved by the Committee, in its sole discretion, by tender of a full recourse promissory note; (4) by cancellation of indebtedness of the Company to the Participant; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by tender of property; (7) by a “same-day sale” commitment; (8) by a “margin” commitment; or (9) by any combination of the foregoing, when approved by the Committee in its sole discretion.

Stock Purchase Rights.    The Andromedia Plan provides for awards of stock purchase rights, including at a purchase price below the then fair market value for the corresponding shares. The Company does not intend to provide any type of awards under the Andromedia Plan other than the stock option awards described above.

Mergers, Consolidations, Change of Control.    In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Andromedia Plan or provide substantially similar consideration, shares or other property subject to repurchase restrictions no less favorable to the Participants under the Andromedia Plan. In the event that the successor corporation does not assume or substitute the awards, the vesting of such awards, including outstanding options, will be accelerated.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

Robert K. Burgess Amended Employment Agreement

The Company entered into an employment agreement with Mr. Burgess on January 10, 2003. On January 19, 2005, this agreement was amended and restated in order to reflect the Board’s determination that Stephen Elop should become the CEO and Mr. Burgess should remain as Executive Chairman of the Company. Under the terms of the amended employment agreement, Mr. Burgess’ annual base salary is $400,000 and his annual target bonus is $400,000 per year if he meets the objectives established by the Board. The Company also agreed to purchase a $10,000,000 term life insurance policy for Mr. Burgess, with the proceeds payable to a beneficiary designated by him, to pay all premiums on such policy and to pay Mr. Burgess a gross-up for all taxes attributable to the payment of such premiums.

In the event that Mr. Burgess’ employment with the Company is terminated (i) by the Company without cause, (ii) because of his death or disability or (iii) voluntarily by Mr. Burgess as a result of the occurrence of a material adverse change in his position, an involuntary reduction in his compensation by more than 10% or a relocation of his principal place of employment by more than 50 miles, Mr. Burgess will receive a lump sum payment equal to the greater of (i) $1,600,000 and (ii) an amount equal to two times the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. The Company will also reimburse Mr. Burgess for any expenses incurred by him and his dependents for the two-year period following his termination date, for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1975, as Amended (“COBRA”) or pay for comparable coverage. The Company will also pay the full annual premium and related tax gross-up on Mr. Burgess’ life insurance policy for the contract year in which his employment with the Company is terminated. Mr. Burgess shall also be entitled to participate in any of the Company’s plans or other employee benefit arrangements during such two-year period, other than tax-qualified pension or profit-sharing plans or any employee stock purchase plan. In addition, the vesting of each of the options granted to Mr. Burgess prior to the effective date of the employment agreement and outstanding at the time of termination shall accelerate with respect to a number of shares equal to the greater of (i) the number of shares that would otherwise become vested over the 24 month period following the date of his termination of employment reduced by the number of months elapsed from the respective grant date of the option to his date of termination, or (ii) the number of shares that would otherwise become exercisable during the 12 month period following the termination date, provided that the vesting of any option granted to Mr. Burgess prior to the effective date of his employment agreement with an exercise price less than the fair market value of a share of the Company’s Common Stock on the effective date of the employment agreement will be accelerated by no less than 24 months. Such options will be exercisable until the end of the 180-day period following the later of (i) Mr. Burgess’ termination date and (ii) twenty-four months from the grant date of the option, provided that any option granted to Mr. Burgess prior to the effective date of his employment agreement with an exercise price less than the fair market value of a share of the Company’s Common Stock on the effective date of the employment agreement shall remain exercisable until the earlier of (i) the one year anniversary of his termination date or (ii) the expiration date of the option. In addition, the vesting of any options granted to Mr. Burgess following the effective date of the employment agreement and outstanding at the time of termination shall accelerate upon such termination by no less than 24 months, and shall remain exercisable until the earlier of (i) one year following his termination date and (ii) the expiration date of such options.

In the event of a change of control of the Company, if (i) Mr. Burgess terminates his employment for any reason no later than 180 days following such change of control or (ii) Mr. Burgess terminates his employment no later than one year following such change of control as a result of the occurrence of a material adverse change in his position, an involuntary reduction in his compensation by more than 10% or a relocation of his principal place of employment by more than 50 miles, he will receive a lump sum equal to the greater of (i) $1,600,000 and (ii) an amount equal to two times the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. He will also be reimbursed for any expenses incurred by him and his dependents for the two-year period following his termination date, for coverage under COBRA or pay for comparable coverage. The Company, or the Company’s successor in the change of control, will also pay the full annual premium and related tax gross-up on Mr. Burgess’ life insurance policy for the contract year in which his employment with the Company is terminated. Mr. Burgess shall also be entitled to participate in any of the Company’s or the Company’s successor’s plans or other employee benefit arrangements during such two-year period, other than tax-qualified pension or profit-sharing plans or any employee stock purchase plan. In addition, all of Mr. Burgess’ then outstanding options shall immediately become exercisable and vest in full and shall remain exercisable until the earlier of (i) two years following his termination date and (ii) the expiration date of such options. Also, all of Mr. Burgess’ then outstanding restricted stock awards shall vest in full, provided that if Mr. Burgess terminates his employment upon the occurrence of one of the events described above, he must remain employed by the Company or its successor for at least six months following the change of control if requested to do so in writing in order to be entitled to the accelerated vesting of his restricted stock awards.

In addition, the Company is required to use its best efforts to have Mr. Burgess elected and re-elected to the Board at each Annual Meeting of the Stockholders so long as Mr. Burgess remains the Executive Chairman of the Company.

Stephen A. Elop Employment Agreement

The Company entered into an employment agreement with Mr. Elop in January 2005 in order to reflect the Board’s determination that Stephen Elop should become the Company’s CEO. Under the terms of the employment agreement, Mr. Elop’s annual base salary is $400,000, his target bonus for the three months ending March 31, 2005 is $100,000, and his annual target bonus thereafter will be $400,000 per year if he meets the objectives established by the Board. Pursuant to the terms of the employment agreement, the Company granted to Mr. Elop an option to purchase 400,000 shares of the Company’s Common Stock (the “New Option”) and a restricted stock award for 100,000 shares of the Company’s Common Stock, both of which will become 25% vested on the one year anniversary of the grant date and continue to vest at 2.08333% per month thereafter.

In the event that Mr. Elop’s employment with the Company is terminated (i) by the Company without cause, (ii) because of his death or disability or (iii) voluntarily by Mr. Elop for good reason (which includes a material adverse change in his position, an involuntary reduction in his compensation by more than 10% or a relocation of his principal place of employment by more than 50 miles), Mr. Elop will receive a lump sum payment equal to the greater of (i) $800,000 and (ii) an amount equal to the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. The Company will also reimburse Mr. Elop for any expenses incurred by him and his dependents for the one-year period following his termination date, for coverage under COBRA or pay for comparable coverage. In addition, the vesting of any portion of the New Option that is outstanding at the time of termination shall accelerate with respect to a number of shares equal to the number of shares that would otherwise become vested over the 12 month period following the date of his termination of employment and such options will be exercisable until the earlier of (i) the one year anniversary of the termination of his employment and (ii) the expiration date of the New Option. Also, in the event Mr. Elop’s employment with the Company is terminated (i) by the Company without cause, (ii) because of his death or disability or (iii) by Mr. Elop as a result of the occurrences listed above at any time after the effective date, or Mr. Elop terminates his employment with the Company for any reason after January 19, 2007, he shall be entitled to an additional payment equal to $5,000,000, which amount shall be reduced by (i) any gain Mr. Elop receives as a result of the sale, prior to his termination date, of shares attributable to any stock options exercised by Mr. Elop or any stock award granted to Mr. Elop; (ii) the difference between the fair market value of any unexercised vested shares (including shares that become vested as a result of his termination of employment) attributable to any stock option granted to him and the exercise price of the applicable stock option; and (iii) the fair market value of vested shares of restricted stock granted to Mr. Elop (including shares that become vested as a result of the termination of employment).

In the event of a change of control of the Company, and within the 12 month period following the change of control, Mr. Elop’s employment with the Company is terminated (i) by the Company or its successor without cause, (ii) because of his death or disability or (iii) voluntarily by Mr. Elop for good reason, he will receive a lump sum payment equal to the greater of (i) $800,000 and (ii) an amount equal to the sum of his annual base salary and his annual bonus at the level in effect immediately prior to his termination. He will also be reimbursed for any expenses incurred by him and his dependents for the one-year period following his termination date, for coverage under COBRA or pay for comparable coverage. In addition, the New Option and restricted stock award for 100,000 shares of the Company’s Common Stock granted to Mr. Elop pursuant to his employment agreement and any stock awards granted by the Company’s successor shall immediately become 100% fully vested and the stock options shall remain exercisable until the earlier of (i) one year following his termination date and (ii) the expiration date of such options, provided that if Mr. Elop terminates his employment upon the occurrence of one of the events described above, he must remain employed by the Company or its successor for at least six months following the change of control if requested to do so in writing in order to be entitled to the accelerated vesting of his stock options and restricted stock awards. Also, in the event Mr. Elop’s employment is terminated within 12 months of a change in control (i) by our successor without cause, (ii) because of his death or disability or (iii) by Mr. Elop for any reason, he shall be entitled to an additional payment equal to $5,000,000 which shall be reduced by (i) any gain Mr. Elop receives as a result of the sale, prior to his termination date, of shares attributable to any stock options exercised by Mr. Elop or any stock award granted to Mr. Elop; (ii) the difference between the fair market value of any unexercised vested shares attributable to any stock option granted to Mr. Elop and the exercise price of the applicable stock option (including shares that become vested as a result of the termination of employment); and (iii) the fair market value of vested shares of restricted stock granted to Mr. Elop (including shares that become vested as a result of the termination of employment).

Elizabeth A. Nelson Employment Agreement

The Company entered into an employment agreement with Ms. Nelson in January 2005 to retain her continued services as Executive Vice President, Chief Financial Officer and Secretary of the Company. Under the terms of the employment agreement, Ms. Nelson’s annual base salary is $300,000 and her annual target bonus will be $150,000 per year if she meets the objectives established by the Board.

In the event that Ms. Nelson’s employment with the Company is terminated (i) by the Company without cause, (ii) because of her death or disability or (iii) voluntarily by Ms. Nelson as a result of a material adverse change in her position, an involuntary reduction in her compensation by more than 10% or a relocation of her principal place of employment by more than 50 miles, Ms. Nelson will receive a lump sum payment equal to the greater of (i) $450,000 and (ii) an amount equal to the sum of her annual base salary and her annual bonus at the level in effect immediately prior to her termination. The Company will also reimburse Ms. Nelson for any expenses incurred by her and her dependents for the one-year period following her termination date for coverage under COBRA or pay for comparable coverage. In addition, the vesting of any equity compensation awards granted to Ms. Nelson following the effective date of her employment agreement and outstanding at the time of her termination of employment shall accelerate upon such termination by 12 months, and shall remain exercisable until the earlier of (i) one year following her termination date and (ii) the expiration date of such options.

In the event of a change of control of the Company, and within the 12 month period following the change of control, Ms. Nelson’s employment with the Company is terminated (i) by the Company without cause, (ii) because of her death or disability or (iii) voluntarily by Ms. Nelson as a result of a material adverse change in her position, an involuntary reduction in her compensation by more than 10% or a relocation of her principal place of employment by more than 50 miles, she will receive a lump sum payment equal to the greater of (i) $450,000 and (ii) an amount equal to the sum of her annual base salary and her annual bonus at the level in effect immediately prior to her termination. She will also be reimbursed for any expenses incurred by her and her dependents for the one-year period following her termination date for coverage under COBRA or the Company will pay for comparable coverage. In addition any equity compensation awards granted to Ms. Nelson after the effective date of her employment agreement shall immediately become 100% fully vested and any such stock options shall remain exercisable until the earlier of (i) one year following her termination date and (ii) the expiration date of such awards, provided that if Ms. Nelson terminates her employment upon the occurrence of one of the events described above, she must remain employed by the Company or its successor for at least six months following the change of control if requested to do so in writing in order to be entitled to the accelerated vesting of her equity compensation awards.

Change in Control Arrangements

Elizabeth A. Nelson

In fiscal year 1998, the Company’s Board of Directors adopted a resolution pursuant which, if (i) upon or at any time after a change of control of the Company, there is a “constructive termination” of Ms. Nelson’s employment as the Chief Financial Officer of the Company or (ii) within one year following a change of control of the Company, there is a voluntary termination of her employment as the Chief Financial Officer of the Company, Ms. Nelson is entitled to receive full vesting of any outstanding but unexercised options and/or other equity incentive awards granted prior to January 19, 2005, with such options and other equity incentive awards exercisable within 180 days from the date of such termination. A constructive termination is deemed to have occurred in the event of (i) a material adverse change in Ms. Nelson’s position causing such position to be of materially less stature or responsibility without Ms. Nelson’s consent, (ii) a reduction in Ms. Nelson’s compensation by more than 10% without her consent, or (iii) relocation of the principal place of her employment by more than 50 miles.

Other Executive Officers of the Company

Pursuant to resolutions adopted by the Company’s Compensation Committee on February 26, 1997 and April 8, 2005, stock options awarded to Stephen Elop (with respect to options granted prior to January 19, 2005), Al Ramadan, Kevin Lynch, David Mendels, and Tom Hale will have vesting accelerated by an eighteen-month period in the event of a change of control of the Company.

David Bernstein has an agreement with the Company, affirmed by the Company’s Compensation Committee on April 8, 2005, which provides for 12 months of accelerated vesting of his options in the event of a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board (the “Committee”) makes all decisions involving the compensation of executive officers of the Company. The Committee consists of the following non-employee directors: William B. Welty, who serves as chair of the Committee, and William H. Harris, Jr. No executive officer of the Company served during fiscal 2005, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or the Company’s Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

This Report of the Compensation Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

To the Board of Directors:

The Compensation Committee of the Board of Directors (the “Committee”) acts pursuant to the Charter of the Compensation Committee of the Board of Directors of Macromedia, Inc. (the “Board”), which was adopted by the Board on January 21, 2003, and a copy of which can be found in the Corporate Governance portion of the Company’s public website at www.macromedia.com/macromedia/management/corp_governance/.

Governance

The Committee is comprised of William H. Harris, Jr. and William B. Welty, each of whom qualifies as an independent director under the rules of The NASDAQ Stock Market, an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Mr. Welty serves as the chair of the Committee. Members of the Committee are appointed by the Board. The Committee meets periodically throughout the year and holds additional meetings from time to time to review and discuss executive compensation issues. The Committee also considers and takes action by written consent. During fiscal year 2005, the Compensation Committee met eight times and acted by unanimous written consent one time. Final decisions regarding executive compensation and stock option grants to executives are made by the Committee.

The Committee reviews and approves the compensation of the Company’s executive officers and other employees, administers the Company’s cash bonus plans and equity compensation plans, grants options and other types of equity compensation awards, and reviews and recommends adoption of and amendments to the Company’s equity compensation plans, cash bonus plans and employee benefit plans of general applicability to the Company’s employees. In November 2001, the Committee delegated to the Chief Executive Officer (the “CEO”) the authority to grant options and stock awards to employees of the Company who are not directors, or to officers of the Company who are not subject to Section 16 of the Exchange Act; provided, however, that no such individual award made by the CEO may exceed 250,000 shares or options to purchase more than 250,000 shares of the Company’s Common Stock. Although Robert Burgess (the Company’s Executive Chairman), Stephen Elop (the CEO) and Elizabeth Nelson (the Company’s Executive Vice President, Chief Financial Officer and Secretary) are generally invited to attend the meetings of the Committee, Mr. Burgess, Mr. Elop and Ms. Nelson do not participate in all meetings of the Committee and do not participate in Committee deliberations that relate to their own compensation. The Company’s Human Resources Department also supports the Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering the Company’s compensation programs.

The Committee has the authority under its Charter to retain and/or terminate the services of compensation consultants, legal counsel and other advisors to assist the Committee in its functions, and to determine the fees and retention terms of such advisors. In fiscal year 2005, the Committee engaged Frederick W. Cook & Co., Inc., a compensation consulting firm, to advise the Committee with respect to compensation of the Company’s executive officers.

Philosophy and Objectives

The Committee’s philosophy with respect to compensation of the Company’s executive officers is to provide financial incentives that will motivate such executives to achieve the Company’s strategic business objectives of profitable growth and the creation of stockholder value, and to relate compensation to corporate performance. In furtherance of this philosophy, the Committee has the following objectives:

•	Attract, motivate and retain quality employees;

•	Encourage short-term success by providing competitive cash compensation in the form of annual base salaries and annual target bonuses;

•	Encourage long-term success by awarding competitive equity compensation; and

•	Reward executives based on individual, Company-wide and/or business unit performance at levels that are consistent with those of other technology companies.

The Committee typically reviews base salary levels and target bonuses for the Company’s executive officers and other employees of the Company at or about the beginning of each fiscal year to ensure the compensation paid to such executive officers and employees remains competitive and fair. In fiscal year 2005, the Committee was provided with a market study of executive compensation practices in technology companies with whom the Company competes for executive talent in order to assist the Committee in determining whether its compensation practices remain competitive. Among the companies included in the market study were Adobe Systems Incorporated, Autodesk, Inc., BEA Systems, Inc., Borland Software Corporation, Intuit Inc. and Symantec Corporation. The Committee believes that to remain competitive in the market for executive talent the base salaries and bonuses paid to the Company’s executive officers should be in the median range of base salaries and target bonuses paid by comparable technology companies. Subject to the limitations regarding available data, the Committee compared the compensation practices of the Company’s executive officers with comparable companies, and determined that they approximate the median range targeted by the Committee.

In preparing the Company stock price performance graph for this Proxy Statement, the Company used the NASDAQ Computer and Data Processing Index as its published line of business index. The compensation practices of many of the companies in that index were not reviewed or taken into account by the Company when the Committee reviewed the compensation information described above because such companies were determined not to be competitive with the Company for executive talent. However, as indicated above, certain of the companies included in the market study were also included in the index and were therefore considered by the Committee.

Components of Executive Compensation

Base Salary

The Committee reviews the recommendations, performance and market data outlined above to establish an annual base salary level for each executive officer, including the CEO.

Incentive Compensation

Cash bonuses are awarded to the Company’s executive officers based on previously specified objectives set by the Board at the beginning of the year. The cash bonuses that were paid in fiscal year 2005 to the Company’s executive officers were based on the Company’s Fiscal 2005 Executive Incentive Plan. The 2005 Executive Incentive Plan was funded based upon the Company’s achievement of previously specified operating margin and revenue growth performance targets, and payments were made to employees of the Company at the level of vice president or above based upon a combination of Company performance and/or individual performance criteria, as follows:

Performance Level	Funding Level
Results far exceed expectations and requirements; results are exceptional	125% to 200%

Results meet or exceed expectations and requirements; objectives and responsibilities are accomplished within the established standards and the required time frame	75% to 150%

Results are not meeting normal expectations and requirements; objectives and responsibilities are not completed within the required time frame	0% to less than 100%

Executive officers of the Company were entitled to receive between 0% and 200% of their target incentives, which ranged from 30% to 100% of their annual base salaries. Bonus payments under the plan were contingent upon continued service at the time of payment and were paid over four quarters of fiscal year 2005, with one-eighth paid in each of the first three quarters and the balance paid after the completion of the fiscal year. For fiscal year 2005, bonuses paid to executive officers of the Company ranged from $141,000 to $400,000.

On May 20, 2005, the Committee approved the Company’s Fiscal 2006 Executive Incentive Plan. The Fiscal 2006 Executive Incentive Plan also will be funded based upon the Company’s achievement of specified operating margin and revenue growth performance targets, and payments will be allocated to eligible employees based upon a combination of Company performance and/or individual performance criteria, as follows:

Performance Level	Funding Level
Results far exceed expectations and requirements in all areas of work. Initiates and creates new opportunities that add value to the organization. Leadership that inspires collaboration and teamwork. Considered an expert and sought after by others.	125% to 200%

Results exceed expectations. Anticipates and resolves problems independently and objectively. Shows initiative and enthusiasm. Able to inspire others around common goals. Demonstrates high level of competence.	100% to 175%

Results meet or exceed expectations and requirements. Follows through consistently on commitments. Supports team objectives in a manner fostering trust and respect.	75% to 150%

Results are not meeting normal expectations and requirements.	0% to less than 100%

Equity Compensation

We believe that equity compensation is an important factor with respect to the retention of our executive officers and the alignment of their interests with those of the stockholders. Stock options and other forms of equity compensation have typically been granted to executive officers of the Company when the executive first joins the Company, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. Stock options generally have value for the executive only if the price of the Company’s stock increases above the fair market value on the grant date and the executive remains in the Company’s employ for the period required for the shares to vest.

The number of option shares or other equity compensation awards granted by the Committee is within the discretion of the Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group. In fiscal year 2005, the Committee considered these factors, as well as the total equity compensation held by such executive officers. Stock options are granted at a price that is equal to the fair market value of the Company’s Common Stock on the date of grant. The vesting for options and restricted stock awards granted to the executive officers in fiscal year 2005 was designed to further ensure the retention of the Company’s executive officers.

During meetings of the Compensation Committee in fiscal year 2005, the Committee reviewed and discussed the impact of proposed changes in accounting principles that would require the Company, as of April 1, 2006, to commence expensing stock options. At this time, the Committee has not ceased making stock option grants, but has reduced the amount of stock options granted in any fiscal year. Additionally, in fiscal year 2005 the Committee determined to grant restricted stock to certain of its executive officers.

In fiscal year 2005, 700,000 stock options to purchase shares of Common Stock of the Company and 250,000 shares of restricted stock were granted to the Company’s Named Executive Officers, including the grant of restricted stock awards in the amounts of 75,000, 100,000 and 75,000 to Robert Burgess (Executive Chairman of the Company), Stephen Elop (CEO) and Elizabeth Nelson (Chief Financial Officer, Executive Vice President and Secretary of the Company), respectively, in connection with changes in their duties and responsibilities.

Fiscal Year 2005 CEO Compensation

Robert Burgess

Compensation.    Robert Burgess served as CEO of the Company from November 1996 to January 2005, at which time he resigned from his position as CEO and agreed to serve as Executive Chairman of the Company. Under Mr. Burgess’ Employment Agreement with the Company dated January 10, 2003, he received an annual base salary in fiscal year 2005 of $400,000 reflecting no increase from his fiscal year 2004 annual base salary of $400,000. In addition, Mr. Burgess received a target bonus of $400,000 based on attainment of 100% of the objectives set forth in the Fiscal Year 2005 Executive Incentive Plan. Mr. Burgess’ target bonus objectives were based entirely on the Company’s operating margin and revenue growth performance targets, which the Committee determined to be satisfied.

On January 19, 2005, Mr. Burgess and the Company entered into an Amended and Restated Employment Agreement (the “Restated Agreement”) in order to reflect the Board’s determination that Stephen Elop should become the CEO and Mr. Burgess should remain as Executive Chairman of the Company. The Restated Agreement was not entered into in contemplation of any change in control of the Company. The material terms of the Restated Agreement are described in this Proxy Statement under the section entitled “Employment Agreements and Change in Control Arrangements.” Under the Restated Agreement, the Committee determined that to complete the transition Mr. Burgess shall continue to receive an annual base salary of $400,000 with a target bonus of $400,000 based on attainment of 100% of the objectives set forth in the Company’s Fiscal Year 2006 Executive Incentive Plan, with his bonus to be proportionally adjusted (including down to 0% or up to 200% of the target bonus) based upon the Company’s performance and his individual performance. Effective with the Company’s fiscal second quarter commencing July 1, 2005, the Committee will review Mr. Burgess’ base salary and target bonus, and may propose new amounts based on the judgment of the Committee.

Mr. Burgess also received 75,000 shares of restricted stock, which were granted in order to incentivize Mr. Burgess to remain as Executive Chairman of the Company, to ensure a successful transition, and to retain his strategic advice. The restricted stock award was not made in contemplation of any change in control of the Company. The vesting schedule for the restricted stock award will be conditioned on Mr. Burgess’ employment with the Company and the shares will vest over four years, with twenty-five percent of the shares vesting on the first anniversary of the date of grant of the restricted stock award and the remaining shares vesting over thirty-six monthly installments thereafter. Mr. Burgess was not granted any stock options in fiscal year 2005.

Stephen Elop

Compensation.    Mr. Elop served as Executive Vice President of Worldwide Field Operations of the Company from April 2001 to July 2004, at which time he agreed to serve as Chief Operating Officer of the Company. In January 2005, the Board named Stephen Elop as CEO, succeeding Mr. Burgess. At the same time, Mr. Elop entered into an employment agreement with the Company in connection with his agreement to serve as CEO. Mr. Elop’s employment agreement was not entered into in contemplation of any change in control of the Company. The material terms of Mr. Elop’s employment agreement are described in this Proxy Statement under the section entitled “Employment Agreements and Change in Control Arrangements.” In fiscal year 2005, Mr. Elop received an annualized base salary of $303,977 and an annualized target bonus of $247,260, which amounts were pro rated to reflect the different annual base salary and target bonus levels applicable to Mr. Elop during fiscal year 2005. The compensation paid to Mr. Elop reflects increases from his fiscal year 2004 base salary of $250,000 and fiscal year 2004 target bonus of $150,000. The Committee determined to increase Mr. Elop’s annual base salary and target bonus in order to bring his compensation in line with the compensation paid to Mr. Burgess as CEO. The target bonus paid to Mr. Elop was based on attainment of 100% of the objectives set forth in the Fiscal Year 2005 Executive Incentive Plan, with a total bonus potential in excess of the target bonus based on proportional achievement above the objectives. Mr. Elop’s target bonus objectives were based entirely on the Company’s operating margin and revenue growth performance targets, which the Committee determined to be satisfied.

Furthermore, in order to incentivize Mr. Elop to serve as CEO, he was granted 100,000 shares of restricted stock and stock options for 400,000 shares of the Company’s Common Stock on January 24, 2005 (the “January Awards”). The restricted stock and stock options were not granted in contemplation of any change in control of the Company. The vesting schedules for the January Awards will be conditioned on Mr. Elop’s employment with the Company and shares will vest over four years, with twenty-five percent of the shares vesting on the first anniversary of the date of grant of the January Awards, and the remaining shares vesting over thirty-six monthly installments thereafter.

Mr. Elop also received a stock option for 50,000 shares on April 24, 2004 in conjunction with the Committee’s annual review of executive compensation.

Value of Total Compensation of Named Executive Officers in fiscal year 2005

The following table is included in this Compensation Committee Report (the “Report”) solely to provide stockholders with a comprehensive presentation within the Report of the fiscal year 2005 compensation of the Company’s named executive officers and is duplicative of certain information contained in the tables entitled “Summary Compensation” and “Option Grants in Fiscal 2005” on pages 26 and 27, respectively, of this Proxy Statement:

	Annual Compensation		Long-Term Compensation
Name and Principal Position	Salary ($)	Bonus ($)	Restricted Stock Awards(1) ($)	Options(2) ($) (assuming value of Options at Assumed Annual Rate of 5% for Option Term)	Options(2) ($) (assuming value of Options at Assumed Annual Rate of 10% for Option Term)	All Other ($)	Total(2) ($) (assuming value of Options at Assumed Annual Rate of 5% for Option Term)	Total(2) ($) (assuming value of Options at Assumed Annual Rate of 10% for Option Term)
Robert K. Burgess Chairman and CEO	$400,000	$400,000	$2,512,425	$0.00	$0.00	$2,000	$3,314,425	$3,314,425
Stephen A. Elop Executive Vice President, Worldwide Field Operations	303,977	247,260	3,349,900	8,158,650	20,675,621	—	12,059,787	24,576,758
Thomas E. Hale Senior Vice President and General Manager	200,000	197,500	—	1,228,860	3,114,173	2,000	1,628,360	3,513,673
Kevin M. Lynch Executive Vice President, General Manager and Chief Software Architect	250,000	141,000	—	1,069,750	2,710,956	—	1,460,750	3,101,956
Elizabeth A. Nelson Executive Vice President, Chief Financial Officer and Secretary	300,000	150,000	2,512,425	1,228,860	3,114,173	2,000	4,193,285	6,078,598
Alan S. Ramadan Executive Vice President and General Manager	250,000	150,000	—	—	—	—	400,000	400,000

(1)	Amounts shown are based upon the closing price per share of the Company’s Common Stock of $33.50 on March 31, 2005, as reported on The NASDAQ National Market, the last trading day of fiscal year 2005, and exclude the exercise price of $0.001 paid per share.
(2)	Option values included in the table above represent hypothetical gains or “option spreads” that would exist for the options at the respective expiration date of such options based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. The 5% and 10% assumed rates of annual compound stock price appreciation are prescribed by rules of the SEC and do not represent the Company’s estimate or projection of future Common Stock prices. Actual gains, if any, on option exercises are dependent on the future performance of the Company’s Common Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.
(3)	The information in the above table does not reflect any compensation income that may result from the exercise or changes in valuation of previous stock option grants or other equity-based compensation. In addition, the actual value ultimately realized by the Named Executive Officers under the equity-based compensation awards set forth above will vary based on, among other things, the Company’s operating performance and fluctuations in the stock price of the Company’s Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.

Termination Scenarios

The following table is included in this Report solely to provide stockholders with a presentation of hypothetical cash severance and option and restricted stock vesting for Mr. Burgess, Mr. Elop and Ms. Nelson that would result under their employment agreements (described more fully on pages 35 through 38 of this Proxy Statement), had a termination of employment or a change in control followed by a termination of employment occurred on March 31, 2005, the last day of the Company’s fiscal year:

Robert Burgess.

	Salary and Bonus	Stock Options and Restricted Stock
Termination Without Cause, or for Good Reason, Death or Disability	$1,600,000 (two times the sum of his annual base salary and 100% of his annual target bonus, both at the level in effect immediately prior to his termination)

Options accelerate and become vested and exercisable with respect to a number of shares equal to the greater of (i) the number of shares that will vest over the succeeding twenty-four months reduced by the number of months elapsed from the grant date of such option to the date of his termination, or (ii) twelve months of vesting.

Based on a closing price of $33.50 for the Company’s Common Stock and the total number of unvested shares, both as of March 31, 2005, the close of fiscal year 2005, the value of Mr. Burgess’ accelerated options would have been $3,403,517.

Termination Without Cause or Voluntary Termination following a Change in Control(2)	$1,600,000 (two times the sum of his annual base salary and 100% of his annual target bonus, both at the level in effect immediately prior to his termination)

All then outstanding stock options and restricted stock awards would accelerate and become vested and exercisable for shares of the Company’s Common Stock.

Based on a closing price of $33.50 for the Company’s Common Stock and the total number of unvested shares, both as of March 31, 2005, the close of fiscal year 2005, the value of Mr. Burgess’ accelerated options and shares of restricted stock would have been $7,041,630.

(1)	The values set forth in the above table are for illustrative purposes only. The actual value ultimately realized by Mr. Burgess under the equity-based compensation awards set forth above will vary based on, among other things, whether a termination of his employment occurs in connection with a change in control or in connection with certain other employment terminations, the Company’s operating performance and fluctuations in the stock price of the Company’s Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.
(2)	In order for Mr. Burgess to receive accelerated vesting of his options and shares of restricted stock following a voluntary termination of employment, he must remain in employment for the six months immediately following the Change in Control, if requested by the Company and/or its successor.
(3)	This table does not include information with respect to the payment by the Company of COBRA premiums on behalf of Mr. Burgess for a period of 24-months or the premium and related tax gross up for a $10,000,000 insurance premium maintained on Mr. Burgess’ life, each of which Mr. Burgess is entitled to receive upon a termination of employment or a change in control followed by a termination of employment.

Stephen Elop.

	Salary, Bonus and Additional Payments	Stock Options and Restricted Stock
Termination Without Cause or For Good Reason, Death or Disability (and certain other terminations)

$800,000 (the sum of his annual base salary and 100% of his annual target bonus)

Upon termination without cause, or termination for good reason, death or disability occurring after January 19, 2005, or any voluntary termination after January 19, 2007, $5,000,000, less (i) any gain received from the sale, prior to termination, of shares of the Company’s Common Stock attributable to options or shares of restricted stock; (ii) (A) the difference between the fair market value of any unexercised vested shares attributable to options and (B) the exercise price of the applicable options; and (iii) the fair market value of vested shares still held that were issued under the January 2005 restricted stock award for 100,000 shares and any other stock awards.

The January 2005 option to purchase 400,000 shares will accelerate with respect to a number of shares equal to the number of shares that would otherwise become vested over the 12 month period following the date of termination of employment.

Based on a closing price of $33.50 for the Company’s Common Stock and the total number of unvested shares, both as of March 31, 2005, the close of fiscal year 2005, the value of Mr. Elop’s accelerated options would have been $351,000.

Termination Without Cause or For Good Reason following a Change in Control(2)

$800,000 (the sum of his annual base salary and 100% of his annual target bonus)

Upon voluntary termination (whether or not for Good Reason), termination without cause, or termination for death or disability, $5,000,000, less (i) any gain received from the sale, prior to termination, of shares of the Company’s Common Stock attributable to options or shares of restricted stock; (ii) (A) the difference between the fair market value of any unexercised vested shares attributable to options and (B) the exercise price of the applicable options; and (iii) the fair market value of vested shares still held that were issued under the January 2005 restricted stock award for 100,000 shares and any other stock awards.

The January 2005 option to purchase 400,000 shares and the January 2005 restricted stock award for 100,000 shares (and any stock awards granted by the Company’s successor) would accelerate and become exercisable; provided, however, that Mr. Elop must remain in employment for the six months immediately following the Change in Control at the request of any successor or the Company.

Options granted prior to January 2005 would accelerate with respect to a number of shares equal to the number of shares that would otherwise become vested over the 18 month period following the date of termination of employment.

Based on a closing price of $33.50 for the Company’s Common Stock and the total number of unvested shares, both as of March 31, 2005, the close of fiscal year 2005, the value of Mr. Elop’s accelerated options and shares of restricted stock would have been $6,618,308.

(1)

The values set forth in the above table are for illustrative purposes only. The actual value ultimately realized by Mr. Elop under the equity-based compensation awards set forth above will vary based on, among other things, whether a termination of his employment occurs in connection with a change in control or in connection with certain other employment terminations, the Company’s operating performance and fluctuations in the stock price of the Company’s Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.

(2)	In order for Mr. Elop to have Good Reason for termination of employment upon a Change in Control and be entitled to accelerated vesting of the stock option and restricted stock award granted in January 2005, he must remain in employment for the six months immediately following the Change in Control, upon written request by the Company and/or its successor, or such shorter period as may be determined by the Company and/or its successor.
(3)	This table does not include information with respect to the payment by the Company of COBRA premiums on behalf of Mr. Elop upon a termination of employment or a change in control followed by a termination of employment for a period of 12-months following such termination.

Elizabeth Nelson.

	Salary and Bonus	Stock Options and Restricted Stock
Termination Without Cause, or for Good Reason, Death or Disability	$450,000 (the sum of her annual base salary and 100% of her annual target bonus, both at the level in effect immediately prior to his termination)

Options accelerate and become vested and exercisable with respect to the number of shares that will vest over the next twelve months.

Based on a closing price of $33.50 for the Company’s Common Stock and the total number of unvested shares, both as of March 31, 2005, the close of fiscal year 2005, the value of Ms. Nelson’s accelerated options would have been $2,094,657.

Termination Without Cause or Voluntary Termination following a Change in Control(2)	$450,000 (the sum of her annual base salary and 100% of her annual target bonus, both at the level in effect immediately prior to his termination)

All then outstanding stock options and restricted stock awards would accelerate and become vested and exercisable for shares of the Company’s Common Stock.

Based on a closing price of $33.50 for the Company’s Common Stock and the total number of unvested shares, both as of March 31, 2005, the close of fiscal year 2005, the value of Ms. Nelson’s accelerated options and shares or restricted stock would have been $5,816,598.

(1)	The values set forth in the above table are for illustrative purposes only. The actual value ultimately realized by Ms. Nelson under the equity-based compensation awards set forth above will vary based on, among other things, whether a termination of her employment occurs in connection with a change in control or in connection with certain other employment terminations, the Company’s operating performance and fluctuations in the stock price of the Company’s Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.
(2)	In order for Ms. Nelson to have Good Reason for termination of employment upon a Change in Control and be entitled to accelerated vesting of her shares of restricted stock granted on or after January 19, 2005, she must remain in employment for the six months immediately following the Change in Control, upon written request by the Company and/or its successor, or such shorter period as may be determined by the Company and/or its successor.
(3)	This table does not include information with respect to the payment by the Company of COBRA premiums on behalf of Ms. Nelson upon a termination of employment or a change in control followed by a termination of employment for a period of 12-months following such termination.

Internal Revenue Code Section 162(m)

The Company intends to comply with the requirements of Section 162(m) of the Code for fiscal year 2006. Stock options granted under the 2002 Plan are already in compliance with Section 162(m) by limiting stock awards to named executive officers. Awards of restricted stock to named executive officers granted in fiscal year 2005 may not be deductible if the shares of restricted stock subject to such awards vest, and the value of the vested shares together with other cash amounts payable to such named executive officers, in any individual case, exceed $1,000,000. The 1999 Plan is not in compliance with Section 162(m); however, no stock awards have been made under the 1999 Plan with respect to any of our current named executive officers. Excluding potential change in control and severance payments that may be paid to executive officers of the Company if the proposed Merger with Adobe Systems Incorporated is consummated, the Company does not expect cash compensation for fiscal year 2006 to be in excess of $1,000,000 or consequently affected by the requirements of Section 162(m). Change in control and severance payments may not be deductible if the payments exceed $1,000,000.

Conclusion

We have reviewed all components of compensation paid to each of our executive officers in fiscal year 2005, including annual base salary, target bonus, and equity compensation, and projected payout obligations under potential severance and change in control scenarios. Based on this review, the Committee finds such total compensation, severance and change in control arrangements to be appropriate.

COMPENSATION COMMITTEE

William B. Welty, Chair

William H. Harris, Jr.

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

To the Board of Directors:

The Audit Committee acts pursuant to the Charter of the Audit Committee of the Board of Directors of Macromedia, Inc., which was adopted by the Company’s Board on January 21, 2003, a copy of which can be found in the Corporate Governance portion of our public website at www.macromedia.com/macromedia/management/corp_governance/. Management is responsible for our internal controls, our financial reporting process and our compliance with related legal and regulatory requirements. KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, and to review and pre-approve any audit and non-audit services proposed to be performed by KPMG LLP. The Audit Committee meets with both our independent registered public accounting firm and our internal auditors on a periodic basis, each of whom has access to the Audit Committee outside of the regular periodic meetings.

Each of the current members of the Audit Committee, and Mr. Welty who resigned from the Audit Committee on July 26, 2004, qualifies as an independent director under the current listing standards of The NASDAQ Stock Market. Mr. Giffen, who resigned from the Audit Committee on April 26, 2004, was not an independent director under the applicable listing standards of The NASDAQ Stock Market because of the inherent value of a stock option he received in 1998 for performing consulting services to the Company separate from the services he provided as a member of the Board.

During fiscal year 2005, the Audit Committee monitored the Company’s response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires, among other things, the Company to document, evaluate and test the effectiveness of our internal controls. The Audit Committee also reviewed and discussed with management the report and attestation of KPMG LLP regarding management’s assessment of our internal control over financial reporting issued in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has reviewed and discussed our audited consolidated financial statements and critical accounting estimates with management and our internal auditors. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our consolidated financial statements. The Audit Committee has met with KPMG LLP, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls and the overall quality of our financial reporting. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountant’s independence from the Company and its related entities, and has discussed with KPMG LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

AUDIT COMMITTEE

Donald L. Lucas, Chair

Steven Gomo

William H. Harris, Jr.

COMPANY STOCK PRICE PERFORMANCE

The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The graph below compares the cumulative total stockholder return on the Common Stock of the Company from March 31, 2000 through and including March 31, 2005 with the cumulative total return on The NASDAQ Composite (US only) and the NASDAQ Computer and Data Processing Index (assuming the investment of $100 in the Company’s Common Stock and in each of the indexes on March 31, 2000 and reinvestment of all dividends). Unless otherwise specified, all dates refer to the last day of each month presented. The stock price information shown on the graph below is not necessarily indicative of future price performance.

*	$100 INVESTED ON 3/31/00 IN STOCK OR INDEX—
INCLUDING REINVESTMENT OF DIVIDENDS, IF ANY.

SCALED PRICES: Stock and index prices scaled to 100 as of March 31, 2000.

Date	MACR	NASDAQ	NASDAQ Computer & DP Svcs
Mar – 00	100.00	$100.00	$100.00
Mar – 01	17.78	$40.04	$33.99
Mar – 02	22.61	$40.35	$34.62
Mar – 03	13.39	$29.62	$25.20
Mar – 04	22.22	$43.71	$31.84
Mar – 05	37.09	$44.00	$33.88

CERTAIN TRANSACTIONS

From April 1, 2004 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which the Company or any of its subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of the Company’s Common Stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except as set forth below and under “Executive Compensation” and “Employment Agreements and Change of Control Arrangements.”

The Company entered into a consulting agreement with John (Ian) Giffen, a director of the Company, in February 1998, which was terminated by mutual agreement effective December 31, 2003. Effective March 31, 2000, the consulting agreement was amended to extend the term thereof, to reduce the cash compensation paid to Mr. Giffen from $8,344 per month to $4,167 per month, and to limit the services to be provided by Mr. Giffen thereunder. Pursuant to the consulting agreement, Mr. Giffen agreed to advise the Company’s Chief Financial Officer, senior finance staff and investment relations staff in certain areas and work on special projects for the Company. As part of the consideration for these services, which were beyond his duties as a director of the Company, Mr. Giffen was granted a stock option for 75,000 shares of the Company’s Common Stock with the exercise price fixed at the then fair market value of the Company’s Common Stock, which vested and became exercisable at the rate of 2.78% per month after the date of the grant. All of Mr. Giffen’s 75,000 shares were vested and exercised as of November 18, 2003.

The Company entered into a Software Content License and Marketing Agreement (“License Agreement”) on October 5, 2000, with O’Reilly and Associates, Inc., a company in which Timothy O’Reilly, one of our directors, serves as the Chief Executive Officer. Pursuant to the terms of the License Agreement, the Company received an exclusive, perpetual license to certain electronic content from a publication of O’Reilly and Associates, Inc. for inclusion within all versions of the Company’s Macromedia Dreamweaver software product released during the term of the License Agreement. In consideration for such license, the Company paid a license fee to O’Reilly and Associates, Inc. in December 2000 in the amount of $435,000. In addition, under the terms of the License Agreement, in the event that the Company elects to include any upgrades to such electronic content licensed from O’Reilly and Associates, Inc., the Company will be obligated to pay an additional license fee of $200,000. The Company has also agreed under the License Agreement to provide certain marketing considerations to O’Reilly Media, Inc. By a first amendment between the parties effective June 30, 2003, the term of the License Agreement was extended to December 31, 2006. By a second amendment between the parties effective April 1, 2005, the License Agreement was further amended to add certain content to the License Agreement, to set forth the payment terms relating to such content and to extend the term of the License Agreement to December 31, 2007. The Company paid O’Reilly and Associates, Inc. $48,850 under the License Agreement in fiscal year 2005.

On December 22, 2004, the Company entered into a Service and Trustee Agreement with Fidelity Management Trust Co. (“Fidelity”) in connection with Fidelity’s management of the Company’s 401(k) Investment Savings Plan. This agreement was entered into after a competitive bid and review process, and on an arm’s-length basis. In fiscal year 2005, we made $8,000 in payments to Fidelity for services provided under this agreement. Fidelity is an affiliate of FMR Corp. which, according to its Schedule 13G filed with the SEC on April 11, 2005, reported that it beneficially owned 5% or more of the Company’s Common Stock. In addition, on May 5, 2005, the Company entered into a consulting agreement with FMR. Corp. pursuant to which the Company will provide services relating to FMR Corp.’s use of the Company’s products and technology. This agreement was also entered into on an arm’s-length basis. FMR Corp. is required to make a one-time payment of approximately $64,000 to the Company under the consulting agreement.

STOCKHOLDER PROPOSALS

Stockholders wishing to submit proposals on matters appropriate for stockholder action to be presented at Macromedia’s annual meeting of stockholders may do so in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Macromedia’s proxy materials relating to its 2006 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company at its principal executive offices no later than February 21, 2006.

Stockholders wishing to bring a proposal before the 2006 annual meeting of stockholders (but not include it in the Company proxy materials), in accordance with Macromedia’s bylaws, must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no earlier than April 12, 2006 and no later than May 12, 2006.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and The NASDAQ National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during fiscal 2005, with the exception of the following:

•	A Form 4 was not filed on behalf of William Harris, Jr., a director of the Company, on a timely basis in July 2004. The Form 4 related to the acquisition of options to purchase Common Stock of the Company by Mr. Harris, and was filed the day following the deadline because of technical difficulties the previous day.

•	A Form 4 was not filed on behalf of William Welty, a director of the Company, on a timely basis in July 2004. The Form 4 related to the acquisition of options to purchase Common Stock of the Company by Mr. Welty, and was filed the day following the deadline because of technical difficulties the previous day.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

ANNUAL REPORTS

A copy of our Annual Report to Stockholders, which includes financial statements, is being mailed with this Proxy Statement.

We have filed our Annual Report on Form 10-K for the fiscal year ended March 31, 2005 with the Securities and Exchange Commission. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Macromedia stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

Requests for copies of our Annual Report to Stockholders or our Annual Report on Form 10-K should be directed to Investor Relations, Macromedia, Inc., 601 Townsend Street, San Francisco, California 94103. Financial reports may also be accessed on our web site at www.macromedia.com.

Appendix A

MACROMEDIA, INC.

2002 EQUITY INCENTIVE PLAN

As Adopted June 6, 2002 and Amended

1.    PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights. Capitalized terms not defined in the text are defined in Section 24.

2.    SHARES SUBJECT TO THE PLAN.

2.1    Number of Shares Available.    Subject to Sections 2.3 and 19, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 5,000,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option or settlement of a SAR but cease to be subject to such Option or SAR for any reason other than exercise of such Option or settlement of such SAR; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. No more than 30,000,000 shares shall be issued as ISOs. Awards issued as an Option or a SAR shall reduce the number of Shares available for issuance by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2    Limitation on Number of Shares Subject to Restricted Stock Awards and Restricted Stock Units.    The number of Shares that may be issued and outstanding at any point during the term of this Plan pursuant to Awards granted under Sections 6 and 7 of this Plan shall not exceed 600,000 in the aggregate.

2.3    Adjustment of Shares.    In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Sections 3 and 10 below, (c) the Exercise Prices of and number of Shares subject to outstanding Options, and (d) the number of Shares subject to other outstanding Awards may, upon approval of the Board in its discretion, be proportionately adjusted in compliance with applicable securities laws with respect to price and number and kind of securities; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.    ELIGIBILITY.    ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan, pursuant to the grant of Awards hereunder, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment, of which no more than 600,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

4.    ADMINISTRATION.

4.1    Committee Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned; and

(k) make all other determinations necessary or advisable for the administration of this Plan.

4.2    Committee Discretion.    Except for automatic grants to Outside Directors pursuant to Section 10 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5.    OPTIONS.    The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1    Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 10 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3    Exercise Period.    Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.

5.4    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.

5.5    Method of Exercise.    Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6    Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than ninety (90) days after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond ninety (90) days after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within ninety (90) days after a Termination because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant’s disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.7    Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8    Limitations on ISO.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9    Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may not reduce the Exercise Price of outstanding options under this Plan or under any other plan maintained by the Company or otherwise reprice or exchange options pursuant to an option exchange program without the consent of the Company’s stockholders.

5.10    No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.    RESTRICTED STOCK.    A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1    Form of Restricted Stock Award.    All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2    Purchase Price.    The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.

6.3    Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria. Restricted Stock Awards that are based only on continued service may not vest in full for at least three years from the date of grant. Restricted Stock Agreements that are based on satisfaction of Performance Factors may not vest in full for at least one year from the date of grant.

6.4    Termination During Performance Period.    If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

7.    RESTRICTED STOCK UNITS.    A Restricted Stock Unit (or RSU) is an award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). A RSU may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:

7.1    Terms of RSUs.    RSUs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each RSU including, without limitation: the number of Shares subject to each RSU, the time or times during which each RSU may be exercised, the consideration to be distributed on settlement, and the effect on each RSU of its holder’s Termination. A RSU may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the RSU is being earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each RSU; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. RSUs that are based only on continued service may not vest in full for at least three years from the date of grant. RSUs that are based on satisfaction of Performance Factors may not vest in full for at least one year from the date of grant.

7.2    Form and Timing of Settlement.    The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

8.    STOCK APPRECIATION RIGHTS.    A Stock Appreciation Right (or SAR) is an award that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of settlement over the Exercise Price and the number of Shares with respect to which the SAR is being settled. A SAR may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:

8.1    Terms of SARs.    SARs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine, provided, that, the term of any SAR shall not exceed ten (10) years. The Committee will determine all terms of each SAR including, without limitation: the number of Shares deemed subject to each SAR, the time or times during which each SAR may be settled, the consideration to be distributed on settlement, and the effect on each SAR of its holder’s Termination. A SAR may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the SAR is being earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each SAR; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares deemed subject to the SAR. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the SARs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. The Committee may not reduce the Exercise Price of outstanding SARs under this Plan or under any other plan maintained by the Company or otherwise reprice or exchange SARs pursuant to an exchange program without the consent of the Company’s stockholders.

8.2    Form and Timing of Settlement.    The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

9.    PAYMENT FOR SHARE PURCHASES.

9.1    Payment.    Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c) by waiver of compensation due or accrued to the Participant for services rendered;

(d) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(e) by any combination of the foregoing.

10.    AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

10.1    Types of Options and Shares.    Options granted under this Plan and subject to this Section 10 shall be NQSOs.

10.2    Eligibility.    Options subject to this Section 10 shall be granted only to Outside Directors.

10.3    Initial Grant.    Each Outside Director who becomes a member of the Board on or after the Effective Date will automatically be granted an option for 60,000 Shares (the “Initial Grant”) on the date such Outside Director first becomes a member of the Board. Each Outside Director who became a member of the Board on or prior to the Effective Date and who did not receive a prior option grant (under this Plan or otherwise and from the Company or any of its corporate predecessors) will receive an Initial Grant on the Effective Date.

10.4    Succeeding Grant.    Each Outside Director who is a member of the Board on or after the Effective Date will be granted an option for 60,000 Shares, reduced by the number of Shares subject to options that remain unvested as of the date of such grant (a “Succeeding Grant”), immediately following the Annual Meeting of Stockholders that occurs on or after the third anniversary of Outside Director’s last preceding Succeeding Grant, or in the absence of a Succeeding Grant, Outside Director’s Initial Grant.

10.5    Committee Grants.    Each Outside Director who serves as a member of either the Audit Committee of the Board or the Compensation Committee of the Board will receive an additional option grant immediately following the Annual Meeting of Stockholders as follows:

(a) Audit Committee.    If the Outside Director is serving as a member of the Audit Committee of the Board, the Outside Director will be granted an option for 10,000 Shares (the “Audit Committee Grant”). If the Outside Director is serving as the chairman of the Audit Committee, the Outside Director will be granted an additional option for 5,000 Shares (the “Audit Committee Chairman Grant”).

(b) Compensation Committee.    If the Outside Director is serving as a member of the Compensation Committee of the Board, the Outside Director will be granted an option or 7,500 Shares (the “Compensation Committee Grant”). If the Outside Director is serving as the chairman of the Compensation Committee, the Outside Director will be granted an additional option for 5,000 Shares (the “Compensation Committee Chairman Grant”).

10.6    Vesting and Exercisability.    The date an Outside Director receives an Initial Grant, a Succeeding Grant, or Committee Grant is referred to in this Plan as the “Start Date” for such option.

(a) Initial Grant.    Each Initial Grant shall vest as to 16.67% of the Shares subject to it on the date six months after the date of such grant and shall vest as to an additional 2.7778% of the Shares each calendar month thereafter, so long as the Optionee continuously remains a director or consultant of the Company.

(b) Succeeding Grant.    Each Succeeding Grant shall vest as to 2.7778% of the Shares each calendar month, so long as the Outside Director continuously remains a director or consultant of the Company.

(c) Committee Grants.    Each Audit Committee Grant and each Compensation Committee Grant will vest as to 8.33% of the Shares each calendar month, so long as the Outside Director continuously remains a member of the respective Committee. Each Audit Committee Chairman Grant and each Compensation Committee Chairman Grant will vest as to 8.33% of the Shares each calendar month, so long as the Outside Director continuously remains chairman.

Notwithstanding any provision to the contrary, in the event of a Corporate Transaction described in Section 19.1, the vesting of all options granted to Outside Directors pursuant to this Section 10 will accelerate and such options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within six (6) months after the consummation of said event. Any options not exercised within such six-month period shall expire.

10.7    Exercise Price.    The exercise price of an option pursuant to an Initial Grant and Succeeding Grant shall be the Fair Market Value of the Shares, at the time that the option is granted.

10.8    Termination.    Except as provided below in this Section, the options granted under this Section 10 shall terminate and may not be exercised if the Outside Director ceases to be a member of the Board or a consultant of the Company. The date on which the Outside Director ceases to be a member of the Board or ceases to remain a consultant of the Company shall be referred to as the “Termination Date.”

(a) Termination Generally.    If Outside Director ceases to be a member of the Board or a consultant of the Company for any reason except death or disability (as defined below), the options granted under this Section 10, to the extent (and only to the extent) that it would have been exercisable by such Outside Director on the Termination Date, may be exercised by the Outside Director within six (6) months after the Termination Date, but in no event later than the expiration date.

(b) Death or Disability.    If the Outside Director ceases to be a member of the Board or a consultant of the Company because of the death of the Outside Director or the disability of the Outside Director within the meaning of Section 22(e)(3) of the Code, the options granted under this Section 10, to the extent (and only to the extent) that it would have been exercisable by the Outside Director on the Termination Date, may be exercised by the Outside Director within twelve (12) months after the Termination Date, but in no event later than the expiration date.

11.    WITHHOLDING TAXES.

11.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

11.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

12.    TRANSFERABILITY.

12.1    Except as otherwise provided in this Section 12, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

12.2    All Awards other than NQSOs.    All Awards other than NQSOs shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

12.3    NQSOs.    Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

13.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

13.1    Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.

13.2    Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

14.    CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16.    EXCHANGE AND BUYOUT OF AWARDS.    The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may, with prior stockholder approval, at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

17.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19.    CORPORATE TRANSACTIONS.

19.1    Assumption or Replacement of Awards by Successor.    Except for automatic grants to Outside Directors pursuant to Section 10 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Corporate Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 19.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 19. If the Committee exercises such discretion with respect to Awards, such Awards will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

19.2    Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any Corporate Transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.3    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

20.    ADOPTION AND STOCKHOLDER APPROVAL.    This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. This Plan will become effective on the date on which the stockholders of the Company approve the Plan (the “Effective Date”). Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

21.    TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date it was last approved by the stockholders. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

22.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

23.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24.    DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock, SAR or RSU.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Macromedia, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, and in the case of a Stock Appreciation Right the value specified on the date of grant that is subtracted from the Fair Market Value when such Stock Appreciation Right is settled.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b) any person (other than a tenant or employee) sharing the Participant’s household;

(c) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(a) Net revenue and/or net revenue growth;

(b) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c) Operating income and/or operating income growth;

(d) Net income and/or net income growth;

(e) Earnings per share and/or earnings per share growth;

(f) Total stockholder return and/or total stockholder return growth;

(g) Return on equity;

(h) Operating cash flow return on income;

(i) Adjusted operating cash flow return on income;

(j) Economic value added; and

(k) Individual confidential business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Awards.

“Plan” means this Macromedia, Inc. 2002 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“Restricted Stock Unit” or “RSU” means an Award, granted pursuant to Section 7.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

“Stock Appreciation Right” or “SAR” means an Award, granted pursuant to Section 8.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is not more than a period pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing, provided further, however that, for purposes of ISO status for a Participant’s Options, any leave that is more than 90 days must have a guarantee of reemployment by a written contract or statute. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or a business unit, or a joint venture, shall be deemed to result in a Termination. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

Appendix B

Macromedia, Inc.

Stock Option Agreement

This Stock Option Agreement (“Agreement”) is made and entered into as of the date of grant set forth in the Certificate of Stock Option Grant above (the “Date of Grant”) by and between Macromedia, Inc., a Delaware corporation (the “Company”), and the participant named in the Certificate of Stock Option Grant (“Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the plan under which your option was granted Plan (the “Plan”).

1.    GRANT OF OPTION.    The Company hereby grants to Participant an option (the “Option”) to purchase the total number of shares of Common Stock $0.001 par value, of the Company set forth in the Certificate of Stock Option Grant above (the “Shares”) at the Exercise Price Per Shares set forth above (the “Exercise Price”), subject to all of t he terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.    EXERCISE PERIOD.

2.1    Vesting and Exercise Periods of Option.    Provided Participant continues to provide services to the Company or any Subsidiary, Parent or Affiliate of the Company throughout the specified period, the Option shall become exercisable according to the terms set forth in the Certificate of Stock Option Grant above until this Option is exercisable with respect to 100% of the Shares.

2.2    Expiration.    The Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date.

3.    TERMINATION.

3.1    Termination for Any Reason Except Death or Disability.    If Participant is Terminated for any reason, except death or Disability, the Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of Termination, may be exercised by Participant no later than ninety (90) days (three months for options granted under either the Andromedia, Inc. 1999 Stock Plan, Allaire 1997 Stock Incentive Plan, Allaire 1998 Stock Incentive Plan or Allaire 2000 Stock Incentive Plan) after the date of Termination, but in any event no later than the Expiration Date.

3.2    Termination Because of Death or Disability.    If Participant is Terminated because of death or Disability of Participant, the Option, to the extent that it is exercisable by Participant on the date of Termination, may be exercised by Participant (or Participant’s legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date (this provision does not apply to options granted under the Andromedia, Inc. 1999 Stock Plan).

3.3    No Obligation to Employ.    Nothing in the Plan or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

4.    MANNER OF EXERCISE.

4.1    Stock Option Exercise Agreement.    To exercise this Option, Participant (or in the case of exercise after Participant’s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement (the “Exercise Agreement”), which shall set forth, inter alia, Participant’s election to exercise the Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

4.2    Limitations on Exercise.    The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.

4.3    Payment.    The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company’s Common Stock that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares or (2) were obtained by Participant in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

(c) by waiver of compensation due or accrued to Participant for services rendered;

(d) provided that a public market for the Company’s stock exists, (1) through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a “NASD Dealer”) whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, or (2) through a “margin” commitment from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

(e) by any combination of the foregoing.

4.4    Tax Withholding.    Prior to the issuance of the Shares upon exercise of the Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

4.5    Issuance of Shares.    Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5.    NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES.    If the Option is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after transfer of such Shares to Participant upon exercise of the Option, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current wages or other compensation payable to Participant.

6.    COMPLIANCE WITH LAWS AND REGULATIONS.    The exercise of the Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

7.    NONTRANSFERABILITY OF OPTION.    The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Participant.

8.    TAX CONSEQUENCES.    Set forth below is a brief summary as of the Date of Grant of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

8.1    Exercise of ISO.    If the Option qualifies as an ISO, there will be no regular federal or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal income tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

8.2    Exercise of Nonqualified Stock Option.    If the Option does not qualify as an ISO, there may be a regular federal and California income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

8.3    Disposition of Shares.    If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of the Option (and, in the case of an ISO, are disposed of more than two years after the Date of Grant), any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within one year of exercise or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

9.    PRIVILEGES OF STOCK OWNERSHIP.    Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises the Option and pays the Exercise Price.

10.    INTERPRETATION.    Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

11.    ENTIRE AGREEMENT.    The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

12.    NOTICES.    Any notices required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the employee’s home address or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid) or any nationally recognized overnight courier service; or one (1) business day after transmission by facsimile or telecopier.

13.    SUCCESSORS AND ASSIGNS.    The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

14.    GOVERNING LAW.    This Agreement shall be governed by and construed in accordance with the laws of the State of California.

15.    ACCEPTANCE.    Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and that Participant should consult a tax adviser prior to such exercise or disposition.

MACROMEDIA, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

July 18, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned hereby appoints Stephen A. Elop and Elizabeth A. Nelson, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Macromedia, Inc. (the “Company”) to be held at 601 Townsend Street, San Francisco, California 94103 on July 18, 2005, at 12:00 noon P.D.T., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matter:

See Reverse

Side

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.	Please mark your choices like this	☒

			FOR	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS			☐	☐	2. AMENDMENT TO THE COMPANY’S 2002 EQUITY INCENTIVE PLAN	☐	☐	☐

Nominees:	01 Robert K. Burgess 02 Charles M. Boesenberg 03 Stephen A. Elop 04 John (Ian) Giffen 05 Steven Gomo	06 William H. Harris, Jr. 07 Donald L. Lucas 08 Elizabeth A. Nelson 09 Timothy O’Reilly 010 William B. Welty			3. RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR ☐	AGAINST ☐	ABSTAIN ☐

Instruction:	To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE COMPANY’S NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Signature(s) ___________________________________________________________________________	Date: , 2005

Please sign exactly as your name(s) appear(s) on your stock certificate. If shares are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators, or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

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